Exhibit 10.3

LIBERMAN BROADCASTING, INC.

INVESTOR RIGHTS AGREEMENT

Dated as of March 30, 2007

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19P.	Required FCC Approvals	69

19Q.	References to Class A Common Stock and Class B Common Stock	70

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of March 30, 2007, by and among (i) Liberman Broadcasting, Inc., a Delaware corporation, (ii) OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund IIIA, L.P., a Delaware limited partnership, OCM Opps Broadcasting, LLC, a Delaware limited liability company (“Opps Broadcasting”), and OCM Principal Opportunities Fund IV AIF (Delaware), L.P., a Delaware limited partnership (each an “Oaktree Fund” and collectively, “Oaktree”), (iii) Tinicum Capital Partners II, L.P., a Delaware limited partnership, and Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership (together, “Tinicum” and collectively with Oaktree, the “Investors”), (iv) each Person listed on the signature pages hereto under the heading of “Existing Stockholders” (each an “Existing Stockholder,” and collectively, the “Existing Stockholders”), (v) each other Person listed from time to time on the Schedule of New Stockholders attached hereto who at any time acquires equity securities of the Company and agrees to become party to and bound by this Agreement by signing a Joinder Agreement in the form attached hereto as Exhibit A (“Joinder Agreement”) (each a “New Stockholder” and collectively, the “New Stockholders”), and (vi) solely for purposes of Section 18, Jose Liberman. The Existing Stockholders, the New Stockholders and the Investors are collectively referred to herein as the “Stockholders.” Each capitalized term used and not otherwise defined herein shall have the meaning set forth in Section 16.

The Company, each of the Investors and the Existing Stockholders are party to an Investment Agreement, dated as of the date hereof (the “Investment Agreement”), (i) in connection with which, on or prior to the date hereof, the Company has merged with LBI Holdings I, Inc., a California corporation (the “Predecessor Company”), with the Company as the surviving corporation, and each share of common stock of the Predecessor Company, $.01 par value (including fractional shares), held by the Existing Stockholders was cancelled in exchange for the issuance of merger consideration consisting of the same number of shares (including fractional shares) of Class B Common Stock, and (ii) pursuant to which, contemporaneously with the execution hereof, (A) the Company has issued a number of shares of Class A Common Stock to the Investors in exchange for cash and (B) the Investors have purchased certain shares of Class B Common Stock from the Existing Stockholders in exchange for cash, which shares of Class B Common Stock have, immediately and automatically upon such purchase, converted by the provisions of the Charter into an equal number of shares of Class A Common Stock.

The Company and the Stockholders desire to enter into this Agreement for purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”), (ii) establishing certain approval rights, (iii) establishing the rights of certain Stockholders to receive certain information regarding the Company and its Subsidiaries, (iv) restricting the sale, assignment, transfer, encumbrance and/or other disposition of the Specified Equity Securities, (v) establishing certain registration rights, (vi) establishing certain restrictive covenants of Lenard Liberman and Jose Liberman relating to confidentiality, non-competition and non-solicitation and (vii) providing for certain other rights and obligations relating to the Equity Securities. Furthermore, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Investment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1. COVENANTS, REPRESENTATIONS AND WARRANTIES

1A. Negative Covenants in Favor of the Investors. Except as otherwise expressly provided in this Section 1A, except with the prior written consent of the Majority Oaktree Holders (if Majority Oaktree Holders exist at such time) and the Deciding Tinicum Holders (if Deciding Tinicum Holders exist at such time), which consent such holders may withhold or deny in their absolute discretion, the Company shall not, and shall cause each of its Subsidiaries not to, enter into a legally binding commitment to consummate, or consummate any of the following:

(i) Prior to the third anniversary of the date hereof, (A) any IPO or (B) any other issuance of New Securities (without giving effect to clause (vii) of the definition of New Securities) other than Acquisition Equity Securities if, (a) in either case, (1) such IPO or other issuance includes a sale of Company common stock, the price per share of such Company common stock received or receivable by the Company in such IPO or other issuance is less than the Base Share Price, or (2) if such IPO or issuance includes a sale of any such Equity Securities other than Company common stock, the price of such Equity Securities reflects that the Fair Market Value per share of the Class A Common Stock as of the date of such transaction is less than the Base Share Price (any such price described in clause (1) that is less than the Base Share Price or in clause (2) that reflects a Fair Market Value per share of Class A Common Stock that is less than the Base Share Price is referred to herein as “Below Closing Date Price”), and (b) such IPO or issuance of such Equity Securities for Below Closing Date Price, together with the IPO and/or all other such issuances after the date hereof for Below Closing Date Price, results in aggregate consideration received or receivable by the Company therefor in excess of $25 million. For purposes of clause (2) preceding, any determination as to whether or not the price of such Equity Securities is Below Closing Date Price shall be determined jointly by the Board, the holders of a majority of the Class B Common Stock, the Majority Oaktree Holders (if then in existence) and the Deciding Tinicum Holders (if then in existence); provided, however, that the agreement of the Board and the holders of a majority of the Class B Common Stock, together with either the Majority Oaktree Holders or the Deciding Tinicum Holders alone, shall be sufficient for such purpose. If such parties are unable to reach agreement within ten (10) days following the date on which the Board notifies the Majority Oaktree Holders (if then in existence) and the Deciding Tinicum Holders (if then in existence) of the per share price of such issuance, such price shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board, the holders of a majority of the Class B Common Stock, the Majority Oaktree Holders (if then in existence) and the Deciding Tinicum Holders (if then in existence); provided, however, that the agreement of the Board and the holders of a majority of the Class B Common Stock, together with either the Majority Oaktree Holders or the Deciding Tinicum Holders alone, shall be sufficient for the purpose of selecting such independent appraiser. If an appraiser is not chosen according to the preceding sentence within ten (10) days after the parties are unable to reach agreement on the per share price of such issuance, the Board shall choose an independent appraiser that is a nationally recognized appraisal firm. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

(ii) Commencing with the 30th month anniversary of the date hereof, any acquisition of assets, in any single transaction or in any series of related transactions during any twelve-month period commencing on or after the 30th month anniversary of the date hereof, for cash or otherwise, involving consideration paid by either the Company or any of its Subsidiaries with Fair Market Value in excess of $100 million in the aggregate or, in the case of clause (b) below, such higher amount calculated in accordance with such clause (b) (other than (a) any such transactions solely between or among the Company and any of its wholly-owned Subsidiaries or solely between or among any wholly-owned Subsidiaries of the Company, (b) any such transactions solely between or among the Company and/or any of its Subsidiaries, on the one hand, and any non-wholly owned Subsidiaries of the Company, on the other hand (in each case, so long as such transaction does not involve consideration in excess of an amount equal to the quotient of $100 million divided by an amount equal to 100% minus the Company’s direct or indirect economic ownership percentage in the applicable non-wholly owned Subsidiary, (c) any such transactions solely between or among the Company and/or any Subsidiaries of the Company, on the one hand, and any of the Company’s non-wholly owned Subsidiaries, on the other hand; provided that this clause (c) shall be effective only during such times that there is in effect any agreement or instrument of the Company or any of its Subsidiaries relating to Indebtedness that prohibits the creation, the existence or the effectiveness of the negative covenant set forth in this clause (ii) (or any portion thereof) without this clause (c), and (d) any Relocations (as defined in the Revolving Credit Agreement as in effect on the date hereof) solely with respect to Station KZJL); provided, however, that for purposes of this Section 1A(ii), only the prior written consent of the Majority Oaktree Holders (if the Majority Oaktree Holders exist at such time) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders exist at such time) shall be sufficient to permit the Company or any of its Subsidiaries to enter into a legally binding commitment to consummate or to consummate such acquisition of assets.

(iii) Any transaction or transactions with any Liberman Family Interested Person involving in excess of $200,000 in the aggregate with respect to such Liberman Family Interested Person or $600,000 in the aggregate with respect to all Liberman Family Interested Persons, in each case during any twelve-month period commencing on or after the date hereof; provided, however, that for purposes of this Section 1A(iii), only the prior written consent of the Majority Oaktree Holders (if the Majority Oaktree Holders exist at such time) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders exist at such time) shall be sufficient to permit the Company or any of its Subsidiaries to enter into a legally binding commitment to consummate or to consummate such transaction or transactions with any Liberman Family Interested Person; provided, further, that, notwithstanding the foregoing, no such consent shall be required with respect to (A) loans made by the Company or any of its Subsidiaries to any Liberman Family Interested Person prior to the date of this Agreement and set forth on LBI Media Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (including any changes to or forgiveness of such loans but specifically excluding any increase in the amount of any such loans other than as a result of continuing accrual of interest thereon); (B) continuing the compensation arrangements with Jose Liberman and/or Lenard Liberman as of the date hereof, as described on Item 6. of Schedule 3.9 of the

Investment Agreement (and entering into any future compensation arrangements with any Liberman Family Interested Person employed by the Company or any of its Subsidiaries so long as such compensation arrangements in the aggregate for any such employee do not materially exceed the level of compensation paid or payable at such time by other employers engaged in lines of business similar to those of the Company and its Subsidiaries to unaffiliated and unrelated employees performing services similar to those performed by such Liberman Family Interested Person on behalf of the Company and its Subsidiaries) and any increase in compensation paid by the Company or any of its Subsidiaries to any Liberman Family Interested Person in compliance with Section 1A(vi); (C) any transaction between the Company or any of its Subsidiaries on the one hand, and L.D.L Enterprises, on the other hand, in the ordinary course of business consistent with past practice; or (D) any dividends or other distributions in accordance with the Charter or (E) any indemnity payments or reimbursement of out-of-pocket expenses to any Liberman Family Interested Person in their capacity as an employee, officer, director or stockholder of the Company or any of its Subsidiaries.

(iv) Any sale, transfer or other disposition (excluding the granting of any liens) of assets or businesses of the Company or any Subsidiary (other than (a) any Sale Event, (b) any sale, transfer or other disposition between or among the Company and any of its wholly-owned Subsidiaries or between or among any wholly-owned Subsidiaries of the Company, (c) any sale, transfer or other disposition between or among the Company and/or any Subsidiaries of the Company, on the one hand, and any of the Company’s non-wholly owned Subsidiaries, on the other hand; provided that this clause (c) shall be effective only during such times that there is in effect any agreement or instrument of the Company or any of its Subsidiaries relating to Indebtedness that prohibits the creation, the existence or the effectiveness of the negative covenant set forth in this clause (iv) (or any portion thereof) without this clause (c), (d) any Relocations (as defined in the Revolving Credit Agreement) solely with respect to Station KZJL), or (e) the disposition of cash or Cash Equivalents (as defined in the Revolving Credit Agreement) in exchange for, or if the proceeds of such sale, transfer or other disposition are reinvested, as promptly as practicable, in either cash or Cash Equivalents (as defined in the Revolving Credit Agreement)) if the aggregate consideration received or receivable by the Company and its Subsidiaries in connection with any single transaction or a series of related transactions is greater than $50 million (it being understood that the amount of consideration received or receivable shall be the sum of (1) the amount of cash and Marketable Securities received or receivable by the Company or any of its Subsidiaries, (2) the principal amount of indebtedness (together with accrued and unpaid interest) of the Company and its Subsidiaries, in each case, assumed by the applicable purchaser and (3) if any portion of the consideration received or receivable is property that is not cash or Marketable Securities or assumption of indebtedness, then the fair market value of such property as reasonably determined by the Board in good faith).

(v) Any issuance of Equity Securities as incentive compensation to employees, directors or consultants of the Company or any of its Subsidiaries to the extent the amount thereof, as of the date of such issuance, when combined with all contemporaneous issuances of Equity Securities and prior issuances of Equity Securities issued after the date hereof, in each case as incentive compensation to employees, directors or consultants of the Company or any of its Subsidiaries (but excluding any expired Equity Securities or portions of expired Equity Securities as of the date of such issuance) exceeds five percent (5%) of the

Company’s outstanding common stock as of the date of such issuance (it being understood that so long as the LTIP are paid in cash, such payments shall not be considered an issuance of Equity Securities).

(vi) Any increase in compensation to any Liberman Family Interested Person who is an employee or consultant of the Company or any of its Subsidiaries if, following such increase, the aggregate compensation paid or payable to such employee or consultant would be materially above the level of compensation paid or payable by other employers engaged in lines of business similar to those of the Company and its Subsidiaries to unaffiliated and unrelated employees or consultants performing services similar to those performed by such employee or consultant on behalf of the Company and its Subsidiaries; provided, however, that, for purposes of this Section 1A(vi), only the prior written consent of the Majority Oaktree Holders (if the Majority Oaktree Holders exist at such time) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders exist at such time) shall be sufficient to permit the Company or any of its Subsidiaries to enter into a legally binding commitment to consummate or to consummate such increase in compensation.

(vii) Any material modification of the business strategy of the Company and its Subsidiaries, including entry into a broadcast business not primarily targeted towards the Hispanic market (unless such business broadcasts in a market with a significant Hispanic population at the time of acquisition and the Company or any of its Subsidiaries intends to convert it to primarily Spanish language programming).

(viii) Commencement of any voluntary bankruptcy proceeding or termination, liquidation or dissolution of the Company or any of its Subsidiaries; provided that (a) a conversion of a Subsidiary into a corporation or limited liability company (through a merger or otherwise), (b) a bona fide merger or consolidation (including between the Company and its wholly owned Subsidiaries or between wholly owned Subsidiaries of the Company) which is otherwise not prohibited and does not require a consent under any other provision of this Agreement, or (c) a termination, liquidation or dissolution of any Subsidiary of the Company in connection with or following any sale or other disposition of all or substantially all of the assets of such Subsidiary that is not prohibited and does not require a consent under (or if a consent is required, a consent has been obtained under) any other provision of this Agreement, shall not be deemed to be a termination, liquidation or dissolution for purposes of this Section 1A(viii).

(ix) Any change in the Company’s independent auditors to any firm that is not a “Big Four” accounting firm.

(x) Any Sale Event, unless (A) the acquiring party in such Sale Event is not a Class B Permitted Holder or an Affiliate of any Class B Permitted Holder and (B) the aggregate consideration payable to Investors and Investor Permitted Transferees for, or in respect of, their applicable Specified Equity Securities being transferred with respect to such Sale Event constitutes Qualifying Consideration (which consideration on a per share basis shall not be less than the consideration received or receivable by any Class B Permitted Holder on a per share basis), it being understood that all consideration payable shall be deemed to constitute Qualifying Consideration so long as each Investor and each Investor Permitted Transferee is given the right to receive the aggregate consideration for, or in respect of, its applicable Specified Equity Securities being transferred in such Sale Event in the form of Qualifying Consideration even if one or more of the Investors or Investor Permitted Transferees elects to receive consideration other than Qualifying Consideration. For avoidance of doubt, the parties agree that except described in this clause (x), without limiting the rights of the Stockholders (other than the Class B Permitted Holders) pursuant to Section 3, Section 4 and Section 5, the Class B Permitted Holders may transfer any portion or all of their interest in the Company, and the Class B Permitted Holders and/or the Company may otherwise enter into a Sale Event, in each case for consideration the Class B Permitted Holders determine to be appropriate, without the consent of the Investors, Investor Permitted Transferees or any other holder of Specified Equity Securities. In any Sale Event described in clause (A) of the definition thereof, to the extent that the Majority Oaktree Holders and the Deciding Tinicum Holders do not have the right to consent to such Sale Event because the conditions described in clauses (A) and (B) are satisfied, the Company shall use commercially reasonable efforts to pay or deliver, as the case may be, as promptly as practicable after the consummation of such Sale Event, to the applicable Investor or Investor Permitted Transferee that has elected to receive such Qualifying Consideration the applicable portion of such Qualifying Consideration so elected that constitutes Net Assets in redemption of, or as a liquidating distribution for, the applicable portion of the applicable Specified Equity Securities of such Investor or Investor Permitted Transferee.

(xi) Any change in the corporate form of the Company to an entity other than a Delaware corporation (other than in connection with a Sale Event).

The negative covenants contained in this Section 1A shall terminate immediately after consummation of the earlier of a Qualified IPO or a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the negative covenants contained in this Section 1A shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

1B. Certain Covenants of the Company and the Stockholders (Other Than Class B Permitted Holders).

(i) From and after the date of this Agreement, the Company hereby covenants that during any period of time during which the Company or any of its Subsidiaries holds direct or indirect interests in radio or television station licenses issued by the FCC and any Stockholder (other than a Class B Permitted Holder) remains a holder of any Specified Equity Securities:

(a)

The Company shall not enter into a binding purchase agreement that contemplates the acquisition of an Other Attributable Interest unless written notice first shall have been provided to each Stockholder (other than a Class B Permitted Holder) who at such time holds an Attributable Interest in the Company or any of its Subsidiaries (each such Stockholder, an “Attributable Stockholder”), and each Attributable Stockholder shall have been provided an opportunity to consult with the Company regarding whether the acquisition of such Other Attributable Interest would reasonably be expected to materially impair (x) the Attributable Stockholder’s ability to continue to hold Attributable Interests in media properties other than the Company and its Subsidiaries as of the date such notice is received by such Attributable Stockholder, or (y) the Attributable Stockholder’s or its Affiliates’ ability to implement business plans for investments in media properties (collectively, the effects referenced in clauses (x) and (y), a “Potential Company-Caused Ownership Rules Compliance Issue”).

If the Attributable Stockholder fails to respond to such notice within five (5) Business Days to request consultation with the Company as referenced in the preceding sentence or if, after any such consultation, the parties thereto reasonably determine that no Potential Company-Caused Ownership Rules Compliance Issue exists, the Company may immediately proceed to enter into the binding agreement for the acquisition of an Other Attributable Interest.

(b)

If (regardless of whether the Attributable Stockholder requests consultation) a Potential Company-Caused Ownership Rules Compliance Issue exists, the Attributable Stockholders shall (i) renounce such Attributable Stockholder’s right, if any, to a seat on the board of directors of the Company and any of its Specified Subsidiaries (in each case, as a voting member and/or as an observer, to the extent required by FCC regulations, including as determined based upon the policy enforced by the FCC’s staff at such time) and cause such directors and/or observers, as applicable, designated by such Attributable Stockholder (or by any group of Stockholders of which such Attributable Stockholder is a part) to resign from such seats, in each case, but only to the extent necessary so that such Attributable Stockholder’s interest in the Company is no longer an Attributable Interest, or (ii) if the action contemplated by the foregoing clause (i) does not result in such Attributable Stockholder’s interest in the Company no longer being an Attributable Interest (whether as a result of a change in FCC regulations or otherwise), the Company and such Attributable Stockholder shall negotiate in good faith in order to identify a mutually satisfactory resolution to the Potential Company-Caused Ownership Rules Compliance Issue (including whether changes can be made to the terms of the Attributable

Stockholder’s investment in the Company that preserve the economic terms and equivalent minority shareholder protections for such investment while resulting in such Attributable Stockholder’s interest in the Company no longer being an Attributable Interest in the Company) (collectively, the matters described in the foregoing clauses (i) and (ii), the “Corrective Actions”).

Notwithstanding the foregoing, no Stockholder shall be required to relinquish any right to an observer on the board of directors of the Company or any of its Specified Subsidiaries unless and until the Company shall have promptly provided such Stockholder with all relevant correspondence and information regarding any concern expressed by the FCC’s staff with respect to the continuation of such rights and shall have exercised diligent and reasonable good faith efforts in cooperation with such Stockholder to preserve such rights for such Stockholder, which cooperation shall include, as appropriate, facilitating the participation of such Stockholder in meetings and telephone conferences with the FCC’s staff regarding such rights.

(ii) From and after the date of this Agreement, each Stockholder (other than a Class B Permitted Holder), including any Person (other than a Class B Permitted Holder) becoming a Stockholder by executing a Joinder Agreement, hereby covenants with respect to itself and the Equity Securities held by it, that during any period of time during which the Company or any of its Subsidiaries holds direct or indirect interests in radio or television station licenses issued by the FCC, so long as such Stockholder remains a holder of any Equity Securities:

(a)	Except as permitted by the Company in writing, the direct and indirect ownership of the Equity Securities by “Aliens” (as defined in the Charter) (“Aliens”) (such ownership, measured based on percentage of both equity and voting interests of the Company, with the higher figure governing, and assessed pursuant to Section 310(b)(4) of the Communications Act and the FCC’s published rules and policies governing alien ownership of broadcast licensees being referred to hereafter as “Foreign Ownership”) resulting from the ownership of Equity Securities by Stockholders, shall be limited as follows:

(1)

with respect to Equity Securities held by Oaktree, Tinicum and their respective Affiliates (with Equity Securities held by any Investor Permitted Transferees of Oaktree and/or Tinicum that is not either Oaktree or Tinicum or an Affiliate of Oaktree or Tinicum not being regarded as Equity Securities held by Oaktree, Tinicum and their respective Affiliates), (x) for so long as such Equity Securities are held by any of Oaktree, Tinicum or their respective Affiliates, the aggregate percentage of Foreign Ownership of the Company’s Equity Securities resulting therefrom (that is, the number of percentage points of the Company’s total Foreign Ownership resulting from the Equity Securities held by Oaktree, Tinicum and their respective Affiliates, the “Aggregate Oaktree/Tinicum Foreign Ownership Percentage”) shall not exceed the Oaktree/Tinicum Maximum Foreign Ownership Percentage (as defined below), as in effect at any time, and (y) at any time that the Oaktree/Tinicum Maximum Foreign Ownership Percentage is not in effect under this Section, the Aggregate Oaktree/Tinicum Foreign Ownership Percentage shall not exceed (1) the aggregate percentage of the overall Equity Securities in the Company held by Oaktree, Tinicum and their respective Affiliates multiplied by (2) the Company Maximum Foreign Ownership Percentage (as defined below) (the “Pro Rata Share”). As used in this Agreement, the “Company Maximum Foreign Ownership Percentage” means 25% or, in the event of an amendment to Section 310(b)(4) of the Communications Act, such greater or lower percentage as may be set forth therein at any time.

(2)	with respect to all Equity Securities held by a Stockholder other than Oaktree, Tinicum or their respective Affiliates, if the Oaktree/Tinicum Maximum Foreign Ownership Percentage is then in effect, the percentage of the Foreign Ownership of the Company taken as a whole resulting from the ownership of such Equity Securities by such Stockholder shall not exceed (1) the percentage held by such Stockholder of the Equity Securities in the Company other than Equity Securities held by Oaktree, Tinicum and their respective Affiliates multiplied by (2) (A) the Company Maximum Foreign Ownership Percentage minus (B) the then outstanding Oaktree/Tinicum Maximum Foreign Ownership Percentage.

With respect to all Equity Securities held by a Stockholder other than Oaktree, Tinicum and their respective Affiliates, if the Oaktree/Tinicum Maximum Foreign Ownership Percentage is not in effect, the percentage of the Foreign Ownership of the Company taken as a whole resulting from the ownership of such Equity Securities by such Stockholder shall not exceed (1) the percentage of Equity Securities in the Company held by such Stockholder multiplied by (2) the Company Maximum Foreign Ownership Percentage.

As used herein, the term “Oaktree/Tinicum Maximum Foreign Ownership Percentage” means eleven percent (11%), or such lesser percentage as is equal to the percentage of Foreign Ownership of Equity Securities taken as a whole which results from time to time from a reduction in the Foreign Ownership of Equity Securities held by Oaktree or any of its Affiliates and/or Tinicum or any of its Affiliates after the date hereof, whether as a result of a Transfer of Equity Securities or as a result of a change in the composition of the holders of securities of Oaktree, Tinicum and their respective Affiliates, or otherwise, it being understood that, following any decrease in the Oaktree/Tinicum Maximum Foreign Ownership Percentage, the Oaktree/Tinicum Maximum Foreign Ownership Percentage thereafter shall equal such lower percentage to which the Oaktree/Tinicum Maximum Foreign Ownership Percentage has decreased (for example, if the Oaktree/Tinicum Maximum Foreign Ownership Percentage decreases to nine percent (9%), the Oaktree/Tinicum Maximum Foreign Ownership Percentage shall then equal 9 percent (9%)) and shall not increase other than as a result of the last paragraph of this Section 1B(ii)(a).

The Oaktree/Tinicum Maximum Foreign Ownership Percentage shall cease to be in effect at any time after which the Aggregate Oaktree/Tinicum Foreign Ownership Percentage does not exceed (1) the aggregate percentage of the overall Equity Securities held by Oaktree, Tinicum and their respective Affiliates multiplied by (2) the Company Maximum Foreign Ownership Percentage.

Notwithstanding anything to the contrary in this Section 1B, the contribution to the Company’s overall Foreign Ownership percentage from Equity Securities held by Oaktree, Tinicum and their respective Affiliates may exceed the Oaktree/Tinicum Maximum Foreign Ownership Percentage or, if the Oaktree/Tinicum Maximum Foreign Ownership Percentage is not in effect, the Pro Rata Share (and the Oaktree/Tinicum Maximum Foreign Ownership Percentage shall be reinstated at a level reflecting the Aggregate Oaktree/Tinicum Foreign Ownership Percentage as of such date, but subject to reduction and termination in the same manner in which the initial Oaktree/Tinicum Maximum Foreign Ownership Percentage is subject to reduction and termination hereunder), to the extent such increase results solely from the Company’s redemption of Equity Securities from a Stockholder other than Oaktree and its Affiliates and/or Tinicum and its Affiliates.

(b)	No Person (other than a Class B Permitted Holder) shall become an Attributable Stockholder (including as a result of a Transfer or issuance of Equity Securities or as a result of any change in applicable FCC ownership attribution rules from time to time) or shall Transfer any of its interests in Equity Securities to any Stockholder or other Person that, as a result of such Transfer, will become an Attributable Stockholder, in each case, unless written notice first shall have been provided to the Company and the Company shall have been provided an opportunity to consult with such Person, as applicable, regarding whether the Other Attributable Interests, if any, that the Person becoming an Attributable Stockholder or its Affiliates holds would reasonably be expected to materially impair (x) the Company’s or any of its Subsidiaries’ ability to own any of the media properties then owned by the Company or any of its Subsidiaries, or (y) the implementation of the Company’s or any of its Subsidiaries’ business plans for investments in media properties ) (collectively, the effects referenced in clauses (x) and (y), a “Potential Investor-Caused Ownership Rules Compliance Issue” and together with a Potential Company-Caused Ownership Rules Compliance Issue, a “Potential Ownership Rules Compliance Issue”).

If a Stockholder’s or any other Person’s becoming an Attributable Stockholder would reasonably be expected to result in a Potential Investor-Caused Ownership Rules Compliance Issue, unless waived in writing by the Company, the Stockholder, such Person, or such Attributable Stockholder in question, as applicable, shall, and shall cause its Affiliates to, remedy, or to agree to remedy at such time as it is necessary to do so, such Potential Investor-Caused Ownership Rules Compliance Issue by taking all steps necessary, including (i) refraining from becoming an Attributable Stockholder, including by converting or agreeing to convert such Person’s interests or prospective interests in the Company into interests which will not result in the Person becoming an Attributable Stockholder, (ii) prior to becoming an Attributable Stockholder, divesting or restructuring Other Attributable Interests held by such Person or its Affiliates so that such interests will no longer constitute Other Attributable Interests, or (iii) taking other actions which will remedy the Potential Investor-Caused Ownership Rules Compliance Issue; provided that no Stockholder shall be required to relinquish any right to an observer on the board of directors of the Company or any of its Specified Subsidiaries unless and until the Company shall have promptly provided such Stockholder with all relevant correspondence and information regarding any concern of the FCC’s staff with respect to the continuation of such rights and shall have exercised diligent and reasonable good faith efforts in cooperation with such Stockholder to preserve such rights for such Stockholder.

Subject to any other consent rights which may apply to a Transfer, a failure of the Company to respond to written notice within five (5) Business Days shall be deemed an affirmative consent to the Stockholder or such other Person becoming an Attributable Stockholder.

(c)	No Attributable Stockholder nor any of its Affiliates shall enter into a binding purchase agreement that contemplates the acquisition of an Other Attributable Interest unless written notice first shall have been provided to the Company and the Company shall have been provided an opportunity to consult with such Attributable Stockholder regarding whether such Attributable Stockholder’s or its Affiliate’s acquisition of an Other Attributable Interest would reasonably be expected to result in a Potential Investor-Caused Ownership Rules Compliance Issue.

If the acquisition by an Attributable Stockholder or any of its Affiliates of an Other Attributable Interest would reasonably be expected to result in a Potential Investor-Caused Ownership Rules Compliance Issue, unless waived in writing by the Company, such Attributable Stockholder and the Company, as applicable, shall take the Corrective Actions in order to avoid the Potential Investor-Caused Ownership Rules Compliance Issue; provided that no Stockholder shall be required to relinquish any right to an observer on the board of directors of the Company or any of its Specified Subsidiaries unless and until the Company shall have promptly provided such Stockholder with all relevant correspondence and information regarding any concern of the FCC’s staff with respect to the continuation of such rights and shall have exercised diligent and reasonable good faith efforts in cooperation with such Stockholder to preserve such rights for such Stockholder, which cooperation shall include, as appropriate, facilitating the participation of such Stockholder in meetings and telephone conferences with the FCC’s staff regarding such rights.

A failure of the Company to respond to written notice within five (5) Business Days shall be deemed an affirmative consent to the acquisition of an Other Attributable Interest by an Attributable Stockholder or its Affiliate, as applicable.

(iii) In the event of any breach of the representations and warranties made by the Investors in the first sentence of Section 5.4 of the Investment Agreement, or made by any Stockholder (other than a Class B Permitted Holder) in a Joinder Agreement, executed pursuant to Section 8A, or in the event of any breach of Section 1B(ii) above (other than by the Company), regardless of when such breach is determined, in each case solely to the extent such breach relates to Foreign Ownership, the breaching Investor or Stockholder shall take all actions that are necessary to remedy such breach within one hundred twenty (120) days (or such shorter period (not to be less than thirty (30) days) as reasonably determined by the Company to be necessary to avoid a violation of applicable FCC rules or to permit timely consummation of a pending transaction by the Company or any of its Subsidiaries) of the receipt of notification from the Company of the existence of such breach, it being understood that such breach may be remedied by such Investor or other Stockholder in any manner that is not otherwise prohibited by this Agreement, including by changing such Investor’s or other Stockholder’s ownership structure, by transferring to any of its Affiliates (including any “side car” funds), or by exercising its rights under Section 3C (it being understood that, to the extent that the exercise of such rights under 3C is necessary to remedy such breach, such breaching Stockholder and its Affiliates shall cause such Affiliates to transfer to such breaching Stockholder such Affiliates’ rights under Section 3C pursuant to Section 3C(viii)), so long as such actions individually or collectively remedy the breach. Additionally, from time to time, so long as such Investor or Stockholder remains a holder of Equity Securities, such Person shall (x) cooperate with any program reasonably undertaken by the Company or any of its Subsidiaries to monitor compliance with the Company Maximum Foreign Ownership Percentage, including the completion (not more than once per calendar year, except if the Company reasonably determines that such surveys be conducted with greater frequency) of periodic surveys provided by the Company or any of its Subsidiaries for such purpose, and (y) provide such information to the Company or any of its Subsidiaries as is reasonably requested by the Company or any of its Subsidiaries in connection with the preparation of applications or other filings with the FCC or as is reasonably necessary for the Company or any of its Subsidiaries to monitor the compliance by the Company and its Subsidiaries with FCC Regulations, including 47 C.F.R. Section 73.3555.

(iv) Unless the Company and the affected Attributable Stockholder agree otherwise, no Corrective Action shall be implemented prior to the date that it is reasonably necessary to do so to avoid a violation of applicable FCC rules or to permit timely consummation of the acquisition of an Other Attributable Interest by the Company or any of its Subsidiaries. Upon the request of any Stockholder that is no longer an Attributable Stockholder by virtue of that Stockholder’s having taken any Corrective Action, to the degree practicable, such Corrective Action shall promptly be reversed at any time that doing so would not result in a Potential Ownership Rules Compliance Issue, including, as applicable, reinstatement of such Stockholder’s seat on the board of directors or board observer rights. Notwithstanding the foregoing, if the Company reasonably notifies the applicable Stockholder that a legal impediment exists to reversing any Corrective Action, the Company and such Stockholder shall negotiate in good faith and use commercially reasonable efforts to arrive at a mutually agreeable resolution.

(v) If the obligation to take Corrective Actions requires a Stockholder that is intended to be a “venture capital operating company” for purposes of Department of Labor Regulation § 2510.3-101 et seq. to relinquish the right to appoint both a member and an observer to the board of directors of the Company or any of the Specified Subsidiaries and, as a result of such Corrective Actions, such Stockholder’s interest in the Company ceases to constitute a “venture capital investment” as determined under ERISA and DOL Reg. Sec.

2510.3-101 et seq. (and any amendment thereto) (a “VCOC Interest”) (after giving effect to any Management Rights Letter then in effect), at the request of such Stockholder, such Stockholder and the Company and its Specified Subsidiaries shall negotiate in good faith the terms of a Management Rights Letter (or an amendment to any existing Management Rights Letter) in form and substance reasonably acceptable to the Stockholder, the Company and the Specified Subsidiaries, which provides to such Stockholder the management rights necessary to ensure that such Stockholder’s interest in the Company continues to constitute a VCOC Interest, and the Company and/or the Specified Subsidiaries, as applicable, shall enter into such Management Rights Letter (or such amendment) upon the completion of the negotiation thereof. Notwithstanding anything in the foregoing to the contrary, neither the Company nor any of its Subsidiaries shall be required to enter into a Management Rights Letter (or any such amendment) if doing so would create a Potential Ownership Rules Compliance Issue.

(vi) Other than as expressly set forth in Section 1B(iii) (with respect to transfers to Affiliates (including side car funds) or with respect to the exercise of rights under Section 3C), nothing in the foregoing provisions of this Section 1B shall give the Company or any other party a right to require Oaktree, Tinicum or any of their respective Affiliates to sell, transfer, or otherwise divest any assets held by them.

(vii) From and after the date of this Agreement, no Investor or Investor Permitted Transferee shall enter into, or otherwise become party to, any voting or similar agreement relating to (i) the rights of the Majority Oaktree Holders and the Deciding Tinicum Holders under Section 1A, (ii) the determination of “Fair Market Value” or, for purposes of Section 1A(i), of whether or not the price of Equity Securities is Below Closing Date Price, or the determination of Allotment Percentage pursuant to Section 5A, (iii) the rights of the Majority Oaktree Holders or Deciding Tinicum Holders under Section 8B or Section 17, or (iv) any other provision under this Agreement if, in the case of this clause (iv), the effect of any such voting or similar agreement relating to such other provision is to convert a vote or consent required from either of Majority Oaktree Holders or Deciding Tinicum Holders (but not both) or from either of holders of a majority of Oaktree Shares or holders of a majority of Tinicum Shares (but not both) to a vote or consent required from both of such groups, as applicable.

(viii) Each Stockholder (other than Class B Permitted Holders) agrees that, except in connection with a Transfer pursuant to Section 3C or Section 4, and except as permitted by the Company in writing, (a) it shall not at any date permit any individual who serves as a director, officer or controlling person of such Stockholder or any individual who serves as a director, executive officer or controlling person of any of its Subsidiaries to also serve on the board of directors or other equivalent governing body of, and (b) it shall not, and shall cause its Subsidiaries not to, at any date acquire equity securities in, any company engaged (or, to such Stockholder’s knowledge, planning to engage) primarily in the business of Spanish language television (including cable television) and/or radio broadcasting in any geographic area in which the Company or any of its Subsidiaries conducts such business as of such date (or, to such Stockholder’s knowledge as of such date, in which the Company or any of its Subsidiaries plans to conduct such business) (a “Stockholder Restricted Business”); provided, however, that the ownership of less than five percent (5%) of the outstanding stock of any Person which engages in the Stockholder Restricted Business shall not constitute a breach of clause (b) above. In the event any act or circumstance would otherwise violate this Section 1B(viii), such

Stockholder shall be permitted to sell, transfer or otherwise dispose of all or a portion of its interest in a Person or, as applicable, cause an individual to resign as a director or governing body member, in each case to the extent necessary to no longer be in violation of the preceding sentence within 180 days of the earlier of: (1) the first date on which such Stockholder had knowledge that such violation would otherwise have occurred and (2) the first date on which the Company or a Class B Permitted Holder advises such Stockholder in writing that such violation would otherwise have occurred, and in such case, such Stockholder shall not be (and shall not deemed to have been) in violation of this Section 1B(viii) with respect to such act or circumstance. The obligations under this Section 1B(viii) shall terminate, with respect to Oaktree or any of its Investor Permitted Transferees (as applicable), at any time (and only so long as) both of the following conditions shall be satisfied: (a) the Oaktree Director and the Oaktree Observers designated by Oaktree or such Investor Permitted Transferees, as applicable, no longer serve on the board of directors (or any similar governing body) or any committee of the Company or any of its Subsidiaries; and (b) Oaktree or such Investor Permitted Transferee, as applicable, no longer has the right to receive (or, if Oaktree and its Investor Permitted Transferees have such right, no longer exercises such right to receive) material non-public information regarding the Company or any of its Subsidiaries pursuant to this Agreement or any other agreement. The obligations under this Section 1B(viii) shall terminate, with respect to Tinicum or any of its Investor Permitted Transferees (as applicable), at any time (and only so long as) both of the following conditions shall be satisfied: (a) the Tinicum Director and the Tinicum Observer designated by Tinicum or such Investor Permitted Transferees, as applicable, no longer serves on the board of directors (or any similar governing body) or any committee of the Company or any of its Subsidiaries; and (b) Tinicum or such Investor Permitted Transferee, as applicable, no longer has the right to receive (or, if Tinicum and its Investor Permitted Transferees have such right, no longer exercises such right to receive) material non-public information regarding the Company or any of its Subsidiaries pursuant to this Agreement or any other agreement. The obligations under this Section 1B(viii) shall terminate, with respect to any Stockholder (other than Stockholders covered by the immediately preceding two sentences and other than Class B Permitted Holders), at any time (and only so long as) both of the following conditions shall be satisfied: (a) all directors and observers, if any, designated by such Stockholder or its Affiliates (or any group of Stockholders of which such Stockholder is a part) no longer serve on the board of directors (or any similar governing body) or any committee of the Company or any of its Subsidiaries; and (b) such Stockholder and its Affiliates no longer have the right to receive (or, if such Stockholder has such right, no longer exercises such right to receive) material non-public information regarding the Company or any of its Subsidiaries pursuant to this Agreement or any other agreement.

SECTION 2. RIGHTS TO CERTAIN INFORMATION; MANAGEMENT RIGHTS

2A. Financial Statements and Other Information. From and after the date hereof, until the consummation of an IPO or a Sale Event, the Company shall deliver to each Stockholder (other than Class B Permitted Holders) and, to the extent requested in writing by the holders of a majority of the Class B Common Stock, such Class B Permitted Holders (except in the case of the Station Financials (as defined below), which the Company shall deliver only to the Investors and their Affiliates who are Investor Permitted Transferees and, to the extent requested in writing by the holders of a majority of the Class B Common Stock, such Class B

Permitted Holders, and to any other Stockholder in the Company’s discretion), in each case, so long as such Person remains a holder of any Specified Equity Securities:

(i) when available, but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of LBI Media Holdings and its Subsidiaries for such quarterly period, unaudited consolidated balance sheets of LBI Media Holdings and its Subsidiaries as of the end of such quarterly period, and unaudited statements showing the calculation of EBITDA (as such term is used by the Company, in its sole discretion), of each broadcast station of LBI Media Holdings and its Subsidiaries for such quarterly period (the “Quarterly Station Financials”) setting forth, in each case, to the extent applicable, comparisons to the corresponding period in the preceding fiscal year, and the Company shall instruct the Person preparing (and the accounting firm reviewing) such statements (other than the Quarterly Station Financials) in writing to do so in accordance with GAAP, subject to the absence of footnote disclosures and to normal year end adjustments; and

(ii) when available, but in any event within 90 days after the end of each fiscal year, audited consolidated statements of income, stockholders’ equity and cash flows of LBI Media Holdings and its Subsidiaries for such fiscal year, audited consolidated balance sheets of LBI Media Holdings and its Subsidiaries as of the end of such fiscal year, and unaudited statements showing the calculation of EBITDA (as such term is used by the Company, in its sole discretion) of each broadcast station of LBI Media Holdings and its Subsidiaries for such fiscal year (together with the Quarterly Station Financials, the “Station Financials”) setting forth in each case, to the extent applicable, comparisons to the annual budget and to the preceding fiscal year, and the Company shall instruct the Person preparing (and the accounting firm reviewing or auditing) such statements (other than the Station Financials) in writing to do so in accordance with GAAP, and the consolidated portions of such audited statements shall be accompanied by an opinion of Company’s independent accounting firm. The Company shall not request the opinion of the Company’s independent accounting firm to be qualified in scope.

The Company’s obligations under this Section 2A shall terminate immediately after the consummation of the earlier of an IPO or a Sale Event (other than with respect to the Company’s obligations to deliver Station Financials, which shall terminate only immediately after the consummation of the earlier of a Qualified IPO or a Sale Event); provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the Company’s obligations under this Section 2A shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders. Notwithstanding the foregoing, if the Company or its successor, or the direct or indirect holder or holders of a majority of the outstanding voting power of the Company or such successor, is obligated after such Sale Event, to deliver to any Person (other than the Company’s, such successor’s or such controlling person’s directors, officers, advisors and representatives, in their capacity as such) any financial information of the type described in this Section 2A, then, so long as the Company or such successor or controlling holder or holders is required to deliver such financial information to such Person, the Company, such successor or controlling holder or holders shall also be required to deliver such financial information, at the same time as delivered or required to be delivered to such Person, to each Investor and Investor Permitted Transferee who is an Affiliate of such Investor who holds any Specified Equity Securities and, to the extent requested in writing by the holders of a majority of the Class B Common Stock, such Class B Permitted Holders. From and after an IPO, any holder of Specified Equity Securities may at any time or from time to time by written notice to the Company request that the Company not deliver information it is entitled to receive hereunder or to request delivery of any information to which it is entitled hereunder but which it previously elected not to receive, and the Company shall comply with such requests. The Company’s obligations under this Section 2A will be deemed to have been satisfied for such reports, documents and information if the Company or any of its Subsidiaries files and provides such reports, documents and information required by this Section 2A with the SEC for public availability.

2B. Annual Budget; Access. The Company shall, in the case of each Investor and each Investor Permitted Transferee that, in each case, collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds not less than 10% of the aggregate number of the shares of Class A Common Stock issued to the Investors on the date hereof (after appropriate adjustment for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations):

(i) when available, but in any event prior to January 31 following the beginning of each fiscal year, deliver to such holder the annual budget for the Company and its Subsidiaries for such fiscal year and approved by or submitted to the Board or otherwise used by the Company or any of its Subsidiaries, and promptly upon preparation thereof any other budgets prepared by the Company and approved by or submitted to the Board and any material revisions of such annual or other budgets; and

(ii) upon reasonable notice and during normal business hours as such holder may reasonably request, permit such holder to, at the sole expense of such holder (a) visit and inspect any of the properties of the Company and/or any of its Subsidiaries, (b) except to the extent prohibited by applicable Law, examine the corporate and financial books and records of the Company and/or any of its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such entity with Lenard Liberman, Jose Liberman, Winter Horton, any individual acting in the capacity of Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Executive Vice President (or similar capacity if no person holds the title of Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Executive Vice President, as applicable) and the directors and independent accountants of the Company and/or any of its Subsidiaries, in each case, to the extent that any of the foregoing does not violate any Law or unreasonably interfere with the operation of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any such holder to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such holder.

The Company’s obligations under this Section 2B shall terminate immediately following the consummation of the earlier of a Qualified IPO or Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the Company’s obligations under this Section 2B shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

2C. Confidentiality. From the date hereof until the end of the two year period commencing on the date on which such Person and its Affiliates no longer continue to own, directly or indirectly, any Specified Equity Securities (or any successor security thereof), except as reasonably necessary or desirable in connection with a Transfer or proposed Transfer of Specified Equity Securities in accordance with this Agreement (so long as such transferee or proposed transferee, as applicable, enters into (i) a confidentiality agreement with the Company in form and substance substantially similar to this Section 2C, and in any event not any less favorable to the Company, or (ii) a Joinder Agreement, in each case before disclosing any Confidential Information to such transferee or proposed transferee), each Stockholder (other than Class B Permitted Holders) agrees to keep, and to cause its Affiliates and Representatives to keep, strictly confidential, and not to disclose or permit its Affiliates or Representatives to disclose, any Confidential Information in their respective possession. In the event that any such Stockholder or its Affiliates or Representatives are required by applicable Law or by interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process or regulation with respect to any litigation, investigation or other proceeding before any court or arbitrator to disclose any Confidential Information, then prior to disclosing any such information in accordance with such request such Person will provide the Company with written notice (unless prohibited by Law) of such request or requirement so that the Company may seek an appropriate protective order (and if the Company seeks such an order, such holder and its Affiliates and Representatives will provide such reasonable cooperation at the Company’s sole expense as the Company shall reasonably request). If in the absence of a protective order, such Stockholder or any of its Affiliates or Representatives nonetheless, upon the advice of legal counsel, reasonably believes it is required by Law to disclose Confidential Information, such Person may disclose only that portion of the Confidential Information that such Person reasonably believes it is required to disclose and such Person will exercise commercially reasonable efforts to obtain assurance that such Confidential Information will be afforded confidential treatment. Each such Stockholder shall be responsible for any failure of its Affiliates or Representatives to comply with this Section 2C.

SECTION 3. RESTRICTIONS ON TRANSFER OF SPECIFIED EQUITY SECURITIES

3A. Restrictions on Transfer. No Stockholder may sell, transfer, assign, pledge or otherwise directly or indirectly dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (“Transfer” or a “Transfer”) any interest in any Specified Equity Securities, unless in compliance with the provisions of this

Section 3. No Stockholder (other than any Class B Permitted Holder) shall Transfer any Specified Equity Securities without a Liberman Transfer Consent, except pursuant to the exercise of rights under Section 3C, an Exempt Transfer permitted by Section 3D or a Transfer in a Drag Transaction in accordance with Section 4.

For purposes hereof, “Liberman Transfer Consent” means (i) for so long as the Company is a Liberman Controlled Company and either Lenard Liberman or Jose Liberman is the Chief Executive Officer, President or Executive Vice President of the Company or holds a similar executive position, and is not then Disabled, (a) the consent of Lenard Liberman for so long as he holds any such executive position and is not then Disabled, or (b) if Lenard Liberman is then Disabled or does not hold any such executive position, then the consent of Jose Liberman, and (ii) if the conditions of clause (i) are not satisfied, then the consent of the Board; provided that the consent of Lenard Liberman, Jose Liberman or the Board, as applicable, shall not be withheld or delayed unreasonably (other than any consent to any Transfer of Specified Equity Securities to a Company Competitor, which may be withheld in the absolute discretion of Lenard Liberman, Jose Liberman or the Board, as applicable).

3B. Rights of First Offer.

(i) If any Stockholder (other than a Class B Permitted Holder) (a “Transferring Stockholder”) desires to Transfer Specified Equity Securities (except pursuant to the exercise of rights under Section 3C, an Exempt Transfer permitted by Section 3D or a Transfer in a Drag Transaction in accordance with Section 4), such Transferring Stockholder shall deliver a written notice (the “Transfer Notice”) to the Company disclosing (w) the number of shares of Class A Common Stock or other Specified Equity Securities (including the number of shares of each class and category) that such Transferring Stockholder proposes to Transfer (the “ROFO Transfer Shares”), (x) the price at which the Transferring Stockholder proposes to make such Transfer, (y) the identity of the Person, if then known (including if such proposed transferee is an entity, the controlling beneficial and legal holders of equity interests therein to the extent such information is known by the Transferring Stockholder) to whom the Transferring Stockholder desires to Transfer the ROFO Transfer Shares, and (z) the other material terms applicable to such Transfer, including the nature of the consideration to be received and the material obligations to be undertaken by the Transferring Stockholder in connection with such Transfer. Promptly upon receipt thereof, the Company shall deliver a copy of the Transfer Notice to each Class B Permitted Holder (it being understood that any failure by the Company to do so shall not in any way affect the rights of any Transferring Stockholder hereunder).

(ii) Upon receipt of the Transfer Notice, the Class B Permitted Holders and/or the Company may accept such offer to sell all, but not less than all, of the ROFO Transfer Shares, by delivering to the Transferring Stockholder, within fifteen (15) days after receipt of the Transfer Notice, a written notice stating that such Person(s) accepts such offer to sell all of such shares at the price and on the other terms specified in the Transfer Notice, subject to definitive documentation relating to such Transfer (the “ROFO Exercise Notice”). Each Class B Permitted Holder who delivers any such notice shall also deliver a copy thereof to the Company and to each other Class B Permitted Holder, and the Company shall deliver a copy of each ROFO Exercise Notice it delivers or receives to each Class B Permitted Holder (it being understood that any failure by the Company to do so shall not in any way affect the rights of any Transferring

Stockholder or exercising Class B Permitted Holders hereunder and it also being understood that the failure by any Class B Permitted Holder to deliver a copy of a ROFO Exercise Notice to the Company and to each Class B Permitted Holder shall not negate such ROFO Exercise Notice vis-à-vis the Transferring Stockholder). The allocation of ROFO Transfer Shares elected to be purchased by the Company and/or any Class B Permitted Holder shall be determined by the holders of a majority of the Class B Common Stock outstanding at such time. For the avoidance of doubt, the Transfer Notice shall constitute an irrevocable offer to sell the ROFO Transfer Shares and the ROFO Exercise Notice shall constitute an irrevocable acceptance of such offer to sell the ROFO Transfer Shares, in each case subject to agreement upon the definitive documentation relating to the Transfer by the Transferring Stockholder and the Class B Permitted Holders and/or the Company, as applicable, prior to the ROFO Outside Date.

(iii) If the Company and/or any Class B Permitted Holder delivers a ROFO Exercise Notice in accordance with this Section 3B, then the Transferring Stockholder, on the one hand, and the Company and/or any such Class B Permitted Holder, on the other hand, shall negotiate in good faith to consummate such Transfer of ROFO Transfer Shares during the sixty (60) day period thereafter, (which sixty (60) day period may be extended to up to one-hundred fifty (150) days if definitive agreements relating to such Transfer have been executed and delivered by the parties prior to the expiration of such sixty (60) day period, to the extent necessary to obtain any required governmental approval or clearance) (the date on which such period terminates, the “ROFO Outside Date,” it being understood that if the parties have not executed or delivered any definitive agreements by the end of such sixty (60) day period, the ROFO Outside Date shall not be later than the end of such sixty (60) day period), on such date and at such place and time, in each case, as shall be reasonably determined by the Transferring Stockholder and set forth in a written notice delivered to the Company, which date shall be not less than five (5) Business Days after the delivery of such written notice. At such closing, the purchaser of the ROFO Transfer Shares shall deliver to the Transferring Stockholder in immediately available funds, the consideration for the ROFO Transfer Shares, and the Transferring Stockholder shall deliver certificates evidencing the ROFO Transfer Shares, duly endorsed for transfer with signatures guaranteed, as applicable, against delivery by wire transfer of such consideration for the ROFO Transfer Shares.

(iv) If all notices required pursuant to Section 3B(i) have been duly given and neither the Company nor the Class B Permitted Holders have collectively accepted such offer to sell all of the ROFO Transfer Shares in accordance with this Section 3B, and the time period for the exercise of such purchase right has expired, or the Transfer of the ROFO Transfer Shares shall not have been consummated prior to the ROFO Outside Date (or definitive agreements have not been executed and delivered after good faith efforts to negotiate such document during the sixty (60) day period following such acceptance), then the Transferring Stockholder shall have the right, subject to compliance with Section 3A and the other provisions of this Agreement, for a period of one-hundred eighty (180) days from the earliest of (such earliest date, the “ROFO Termination Date”) (i) the expiration of the fifteen (15) day period following issuance of the Transfer Notice, (ii) the date on which the Transferring Stockholder receives notice from the Company and each Class B Permitted Holder that no such Person will exercise any rights pursuant to this Section 3B, or (iii) the ROFO Outside Date, as applicable, to sell to any third party or third parties all, but not less than all, of the ROFO Transfer Shares at a price which is not less than the price set forth in the Transfer Notice and on terms which, taken together, are not materially less favorable to the Transferring Stockholder than the terms set forth in the Transfer Notice, it being understood that the definitive documents relating to any such sale to one or more third parties may contain representations and warranties and covenants and agreements regarding the business of the Company that would not be contained in definitive documents relating to any such sale to the Company or any Class B Permitted Holders, and that the existence of any such representations and warranties or covenants and agreements, by itself, shall not constitute terms that are materially less favorable to the Transferring Stockholder for purposes of this Section 3B. If the Transferring Stockholder has not entered into an agreement to sell all of the ROFO Transfer Shares to a third party or third parties within such one-hundred eighty (180) days after the ROFO Termination Date in compliance with this Section 3B and consummated such sale in compliance with this Section 3B within two-hundred ten (210) days after the ROFO Termination Date, then such ROFO Transfer Shares shall continue to be subject to all of the provisions contained in this Agreement.

(v) The rights and obligations under this Section 3B shall terminate upon (and shall not be effective with respect to) the consummation of a Qualified IPO.

3C. Tag-Along Rights.

(i) At least fifteen (15), and not more than one-hundred thirty five (135) days (which one-hundred thirty-five (135) day period may be extended to up to two-hundred twenty-five (225) days to the extent necessary to obtain any required governmental approval or clearance) prior to any Transfer by any Class B Permitted Holder of Specified Equity Securities (other than any Exempt Transfer or a Transfer of Specified Equity Securities pursuant to Section 4), such Class B Permitted Holder (collectively with all other Class B Permitted Holders proposing to make any Transfer of any Specified Equity Securities concurrently therewith, the “Initiating Stockholder”) shall deliver a Tag-Along Sale Notice to each Stockholder (other than any Class B Permitted Holder), with a copy to the Company. For purposes hereof, a “Tag-Along Sale Notice” means a written notice that (a) states the number of shares of each class and category of Specified Equity Securities that the Initiating Stockholder proposes to Transfer (the “Transfer Shares”), (b) states the aggregate per share consideration (including any formula pursuant to which aggregate per share consideration will be determined) at which the Initiating Stockholder proposes to make such Transfer, (c) states the other material terms applicable to such Transfer, including the nature of the consideration to be received, the material obligations to be undertaken by the Initiating Stockholder in connection with such Transfer (including any Standard Obligations or any drafts thereof), the material conditions to the obligations of the parties to such proposed Transfer (to the extent such conditions are then available) and the identity of the proposed transferee (and if such proposed transferee is an entity, the controlling beneficial and legal holders of equity interests therein to the extent such information is known by the Initiating Stockholder), (d) if such Initiating Stockholder has entered into any agreement or executed any document in connection with the proposed transaction, includes therewith a copy of such agreement or document (or, in the case of an oral agreement, a written description thereof in reasonable detail), (e) states whether or not the Company will remain a Liberman Controlled Company upon consummation of such Transfer and any related transactions, (f) states the date on which the Transfer of Transfer Shares is expected to be consummated, and (g) includes therewith a draft of the definitive purchase agreement relating to such Transfer, and drafts of any other agreements or documents containing material terms affecting the rights and obligations of such Stockholder in such Transfer. If, upon or after delivering a Tag-Along Sale Notice, an Initiating Stockholder negotiates or executes any agreement or other document, or enters into any other agreement, relating to the proposed Transfer, the Initiating Stockholder shall promptly deliver to the Company and each Stockholder (other than any Class B Permitted Holder) a copy thereof as executed or in final form for execution, with a written notice confirming that the Initiating Stockholder has therewith delivered all agreements and other material documents to be executed by the Initiating Stockholder, including all documents to be executed by any Participating Stockholder (as defined below) in connection with such proposed Transfer.

(ii) Each Stockholder (other than any Class B Permitted Holder) may elect to participate in such proposed Transfer by written notice delivered to the Initiating Stockholder during the Tag-Along Election Period specifying the maximum number of applicable Specified Equity Securities which such Person proposes to sell in such Transfer, which shall not exceed such Stockholder’s applicable Tag-Along Portion (and such election during the Tag-Along Election Period shall also set forth the election such Stockholder makes with respect to the matters described in clauses (a) and (b) (in the case of such clause (b), to the extent the material terms of the Qualifying Consideration are known) of Section 3C(iv)) (each such Person who so elects to participate in such Transfer, a “Participating Stockholder”). By electing to participate in such proposed Transfer, a Stockholder (other than any Class B Permitted Holder) shall be entitled and obligated to sell or otherwise Transfer therein such applicable Specified Equity Securities elected to be sold as set forth in such written notice on terms which, taken together, are not materially less favorable to such Person (including, for the applicable Specified Equity Securities, the amount of aggregate per share consideration to be paid in such Transfer, which shall not be less than the Fair Market Value of aggregate per share consideration for the applicable Specified Equity Securities to be paid to the Initiating Stockholder) than to which the Initiating Stockholder is subject, and in any event at an aggregate per share consideration which is not lower than the aggregate per share consideration that is reflected (and on other terms, which taken together, are not materially less favorable to such Person than those that are reflected) in the Tag-Along Sale Notice and in the draft agreements or documents delivered pursuant to clause (g) of Section 3C(i).

(iii) For purposes hereof, the “Tag-Along Election Period” means the period commencing upon delivery of the Tag-Along Sale Notice (including the draft agreements and documentation referred to in clause (g) of the definition thereof) and ending fifteen (15) days thereafter. If the Initiating Stockholder, the Participating Stockholders and each other holder of Equity Securities (other than Specified Equity Securities) who has been granted other tag-along rights and who has exercised such rights with respect to the Transfer described in the Tag-Along Sale Notice (each, an “Other Tag-Along Stockholder”) elect in accordance with this Section 3C (or in accordance with any other applicable agreement granting such other tag-along rights) to Transfer in the aggregate a number of the applicable Equity Securities in excess of the number of the applicable Specified Equity Securities to be sold in such Transfer as set forth in the Tag-Along Sale Notice, then, subject to the right of each Participating Stockholder pursuant to clause (a) of Section 3C(iv), the opportunity to Transfer stock in such Transfer shall be allocated among the Initiating Stockholder and the Participating Stockholders and each Other Tag-Along Stockholder (to the extent the applicable agreement granting such Other Tag-Along Stockholder its tag-along rights so permits) ratably in proportion to each such Person’s holdings of the applicable Equity Securities; provided, that in no event shall any Participating Stockholder have the rights under clause (iv) below if the Company shall not cease to be a Liberman Controlled Company upon or in connection with such proposed Transfer (whether as a result of the application of this sentence or otherwise).

(iv) Notwithstanding the foregoing, if the Company shall cease to be a Liberman Controlled Company upon or in connection with a proposed Transfer of Transfer Shares, then, so long as the elections described in clause (a) and (b) below are made during the Tag-Along Election Period (or in the case of the election described in such clause (b), within ten (10) days following such time as the Initiating Stockholder notifies the Participating Stockholders in writing of the material terms of the Qualifying Consideration) (a) each Participating Stockholder shall be entitled, at its sole discretion, to sell in such Transfer, at the same aggregate per share consideration and on the same terms on which it is otherwise eligible to sell in such Transfer pursuant to this Section 3C, and in addition to such Stockholder’s applicable Tag-Along Portion, all or any portion of any other applicable Specified Equity Securities held by such Participating Stockholder, and (b) each Participating Stockholder shall be entitled to elect, at its sole discretion, to receive, in lieu of the consideration which such holder is otherwise entitled to receive pursuant to this Section 3C with respect to all (but not less than all) of the shares which such Participating Stockholder has elected to sell in such Transfer, Qualifying Consideration in an amount equal to the Fair Market Value of the consideration which such Participating Stockholder is otherwise entitled to receive pursuant to this Section 3C in such Transfer. Notwithstanding the foregoing, if the Company shall cease to be a Liberman Controlled Company but the Tag-Along Sale Notice delivered to such Stockholder does not state that the Company shall cease to be a Liberman Controlled Company, then such elections described in clause (a) and (b) above shall be made within fifteen (15) days after the Initiating Stockholder delivers to such Stockholder written notice that the Company shall cease to be a Liberman Controlled Company.

(v) The Initiating Stockholder shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer subject to this Section 3C, and shall not in any event consummate any such Transfer of any Specified Equity Securities unless each Participating Stockholder is permitted to sell in such Transfer the Specified Equity Securities which such Participating Stockholder is entitled to sell and elects to sell in such Transfer (“Participating Shares”) in the amount and on the terms set forth in this Section 3C; provided, however, that if the prospective transferee refuses to purchase the applicable Specified Equity Securities from a Participating Stockholder then, as an alternative, the Initiating Stockholder may consummate the proposed Transfer so long as contemporaneously with such Transfer the Initiating Stockholder satisfies its obligations pursuant to this sentence by purchasing (or designating one or more other Persons to purchase) from each Participating Stockholder all applicable Specified Equity Securities which such Participating Stockholder is entitled and has elected pursuant to this Section 3C to include in such Transfer, at the same aggregate per share consideration and on terms, which, taken together, are not materially less favorable to such Participating Stockholder than the terms on which such Participating Stockholder is otherwise entitled pursuant to this Section 3C to sell such shares in such Transfer. No Participating Stockholder transferring Participating Shares pursuant to this Section 3C shall be obligated to make any representations or warranties, provide any indemnification or enter into any other obligations, except that a Participating Stockholder shall be required to enter into Standard Obligations (whether in connection with a Transfer to the proposed transferee set forth in the Tag-Along Sale Notice or to the Initiating Stockholder or the Initiating Stockholder’s designee(s) pursuant to this Section 3C(v)) to the extent the Initiating Stockholder is entering into corresponding obligations that are not more favorable to the Initiating Stockholder in connection with its proposed Transfer of its applicable Specified Equity Securities.

(vi) For purposes of determining the aggregate per share consideration received in connection with a Transfer pursuant to this Section 3C, all amounts received or to be received by the Initiating Stockholder or any other Liberman Family Interested Person in connection with the proposed Transfer, including non-competition and similar fees and amounts in connection with employment, consulting or similar arrangements (but only to the extent that such amounts in connection with employment, consulting or similar arrangements exceed the higher of (a) then existing compensation levels paid or payable by the Company and its Subsidiaries to the applicable Person or (b) then current market levels for similarly situated employees and consultants in similarly situated companies engaged in the Company Lines of Business) shall be deemed to be consideration paid to such Initiating Stockholder in respect of the Transfer of Transfer Shares (with a reasonable net present value discount rate to be agreed to by the parties). The parties hereto agree that the per share consideration received by Class B Permitted Holders constituting the Initiating Stockholder shall be calculated with all such Class B Permitted Holders being considered collectively (e.g., the deemed consideration (in excess of the threshold set forth above) described in this clause (vi) shall be allocated pro rata among all Specified Equity Securities of the Class B Permitted Holders constituting Initiating Stockholder even if not all such Class B Permitted Holders receive such deemed consideration).

(vii) If any Stockholder (other than any Class B Permitted Holder) who has received a Tag-Along Sale Notice does not elect within the Tag-Along Election Period to participate in such Transfer or elects to exercise such Stockholder’s right to participate in such Transfer with respect to less than all of the shares such Person is entitled to include in such Transfer pursuant to this Section 3C, then the Initiating Stockholder shall be entitled commencing upon expiration of the Tag-Along Election Period, to consummate the Transfer of no more than all, and no less than the Unrestricted Number (including the number of shares being Transferred by all Participating Stockholders), of the applicable Transfer Shares on terms (other than the number of the applicable Transfer Shares) and subject to conditions that, taken together, are not materially more favorable to the Initiating Stockholder (and the Participating Stockholders, if any) than those (and, in any event, at an aggregate per share consideration which is not higher than the aggregate per share consideration) set forth in the Tag-Along Sale Notice and only if such Transfer is consummated within sixty (60) days after the expected transfer date set forth in the Tag-Along Sale Notice. Any Transfer Shares not transferred before the expiration of such sixty (60) day period shall be subject to the provisions of this Section 3C in connection with any subsequent Transfer or proposed Transfer by a Class B Permitted Holder. On the closing date of a Transfer pursuant to this Section 3C in which one or more Stockholders (other than any Class B Permitted Holder) elects to participate as a Participating Stockholder, such closing date to be specified by the Initiating Stockholder on not less than five (5) Business Days written notice to each Participating Stockholder, each Participating Stockholder shall deliver a certificate or certificates for the Participating Shares to be sold by such Participating Stockholder in connection with such Transfer, duly endorsed for transfer with signatures guaranteed, to the applicable transferee in the manner and at the address indicated in the Tag Along Sale Notice, against delivery of the purchase price for such Participating Shares.

(viii) Any Investor or any of its Affiliates that is an Investor Permitted Transferee may assign to its Affiliates that are Investor Permitted Transferees and to any other Investor or any of such other Investor’s Affiliates that are Investor Permitted Transferees all or any portion of its rights and obligations pursuant to this Section 3C to participate in any Transfer of Transfer Shares described in a Tag-Along Sale Notice, and any other Stockholder (other than a Class B Permitted Holder) may assign to its Affiliates that are Stockholders all or any portion of its rights and obligations pursuant to this Section 3C to participate in any Transfer of Transfer Shares described in a Tag-Along Sale Notice.

(ix) The rights and obligations under this Section 3C shall terminate at the earlier to occur of: (i) immediately after the consummation of any transaction following which no Class B Permitted Holder holds any Specified Equity Securities of the Company and (ii) immediately prior to the consummation of a Qualified IPO.

3D. Permitted Transfers. The restrictions set forth in this Section 3 shall not apply to any of the following Transfers of Specified Equity Securities:

(i) subject to the other terms of this Section 3D, any Transfer of shares of Specified Equity Securities by a Stockholder (other than a Class B Permitted Holder) to one or more of its Affiliates; provided, however, that in the event any such transferee is no longer an Affiliate of such transferring Stockholder, such transferee shall, prior to, or promptly after, the event causing such transferee to no longer be an Affiliate of such transferring Stockholder, Transfer such shares of Specified Equity Securities to the transferring Stockholder.

(ii) subject to the other terms of this Section 3D, a Transfer of Specified Equity Securities between Investors;

(iii) subject to the other terms of this Section 3D, (a) a Transfer of Specified Equity Securities by any Class B Permitted Holder to any Class B Permitted Transferee or (b) a pledge of Specified Equity Securities held by any Class B Permitted Holder (but not a foreclosure of such pledge); and

(iv) subject to the other terms of this Section 3D, any Transfer by Public Sale.

A transferee of Specified Equity Securities pursuant to a Transfer described in any of the foregoing clauses (i) through (iv), or in accordance with Section 3B, Section 3C or Section 4, shall be referred to herein as a “Permitted Transferee.” (A) Prior to any Transfer of Specified Equity Securities to a Permitted Transferee pursuant to any of the foregoing clauses (i), (ii) or (iii), the proposed transferor and transferee will deliver a written notice to the Company, which notice will disclose in reasonable detail the nature of the proposed Transfer and the identity of the proposed transferee; provided, however, that in the case of any such Transfer described in clause (iii), such notice shall be delivered by the transferee to the Company within one-hundred eighty (180) days following such Transfer or earlier as such transferor or transferee may be required by Law to provide notice of such Transfer to any Governmental or Regulatory

Authority. (B) Prior to any Transfer of Specified Equity Securities to a Permitted Transferee pursuant to clause (iv), the proposed transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the nature of the proposed Transfer. (C) Promptly, but in any event within five (5) Business Days following written request by any Stockholder, the Company shall deliver to such requesting Person a true and correct copy of the stock ledger of the Company setting forth the identity of each record holder of Equity Securities of the Company (and if any such record holder is an entity, the controlling beneficial and legal holders of equity interests therein to the extent such information is known by the Company) and the number and class of Equity Securities held by each such Person. The obligations under clauses (B) and (C) preceding shall terminate immediately prior to the consummation of the earlier to occur of (i) a Qualified IPO and (ii) a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the obligations under clause (B) shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders. Notwithstanding anything to the contrary herein, the provisions contained in this Agreement shall continue to be applicable to the Specified Equity Securities following any Transfer to a Permitted Transferee pursuant to any of the foregoing clauses (i), (ii) or (iii), and no such Transfer to a Permitted Transferee shall be consummated unless prior thereto (or, in the case of transfers pursuant to the foregoing clause (iii), within 180 days following such Transfer or earlier as such transferor or transferee may be required by Law to provide notice of such Transfer to any Governmental or Regulatory Authority) the transferor thereof shall have complied with Section 8, to the extent applicable to such Transfer in accordance with the terms of Section 8.

Notwithstanding any other provision of this Agreement, including the foregoing, (a) no Stockholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees without ensuring that thereafter there shall not occur indirectly, through a disposition or issuance of all or any portion of the interests in such Permitted Transferee, which, if structured as a direct Transfer of Company securities, would not be permitted under this Agreement, (b) no Stockholder (other than a Class B Permitted Transferee) (other than in a Transfer pursuant to Section 3C or Section 4 or in a Public Sale) shall Transfer any Specified Equity Securities to a Company Competitor without a Liberman Transfer Consent which consent may be withheld in the consenting Person’s absolute discretion, and (c) any Transfer pursuant to this Agreement shall be subject to compliance with applicable Laws and regulations relating to the FCC Licenses (as such term is defined in the Investment Agreement) then held by the Company and its Subsidiaries and to the determination in good faith by the Company that no Potential Ownership Rules Compliance Issue will result from the Transfer of such shares, including as a result of Other Attributable Interests held by the proposed transferee. Any Transfer or attempted Transfer in violation of this Section 3D shall be void. Any Transfer permitted pursuant to clauses (i) through (iv) of this Section 3D is referred to herein as an “Exempt Transfer.”

3E. Ownership of Opps Broadcasting. Notwithstanding anything to the contrary set forth in this Agreement, Oaktree shall cause Opps Broadcasting to be, at all times on and after the date hereof, wholly owned by one or more of the Oaktree Funds or any other Oaktree funds that are Affiliates of any of the Oaktree Funds (other than any other Oaktree funds that are Affiliates of Opps Broadcasting, but are not Affiliates of any of the other Oaktree Funds).

SECTION 4. DRAG TRANSACTION

4A. Drag Transaction. For purposes hereof, “Drag Transaction” means (i) any sale or other disposition of 89.03596 or more shares of Class B Common Stock (as such number is appropriately adjusted for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations after the date hereof) to an Unaffiliated Person or Unaffiliated Persons, (ii) a sale or other disposition of 90% or more of the Company’s outstanding capital stock to an Unaffiliated Person or Unaffiliated Persons, or (iii) any other Sale Event.

4B. Required Actions.

(i) Notwithstanding any other provision of this Agreement, subject to Section 1A(x) and provided that each of the terms and conditions set forth in Section 4C are satisfied or waived, upon the written instruction of the Company (or, in the case of a stock sale, the holders of a majority of the Class B Common Stock then outstanding), if the Drag Transaction is structured as (a) a merger or consolidation, each Stockholder (other than Class B Permitted Holders) shall (I) vote its Specified Equity Securities and any other voting securities of the Company over which such holder has voting control, and take all other reasonably necessary or desirable actions within its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to approve such merger or consolidation, whether by written consent or at a meeting of stockholders, (II) take all actions necessary (other than such actions that require payment of out-of-pocket costs that are not customary and reasonable unless such out-of-pocket costs that are not customary or reasonable are or are to be reimbursed to such Stockholder) to Transfer the applicable Specified Equity Securities held by such Stockholder in such Drag Transaction, including the delivery of share certificates, letters of transmittal, stock powers, tax forms and other customary and reasonable forms, in each case to the extent required from such holder by the terms of this Section 4 at the closing of such Drag Transaction, but specifically excluding releases, non-competition agreements or other documents restricting the right of such Person to make future investments, and (III) waive all dissenters’ rights, appraisal rights and similar rights (including claims for breach of fiduciary duty) in connection with such merger or consolidation (which waiver shall be effective with or without a separate written waiver given by such holder of Specified Equity Securities at the time of such Drag Transaction), (b) a stock sale, each Stockholder (other than Class B Permitted Holders) shall agree to sell, and shall sell, on the terms and conditions of such Drag Transaction at the closing of such Drag Transaction, the same proportion of its applicable Specified Equity Securities as the proportion that the Class B Permitted Holders are, in the aggregate, selling, on the terms and conditions of such Drag Transaction, including taking the actions contemplated by clause (II) of the foregoing clause (a) to the extent applicable to such Drag Transaction, or (c) a sale of assets, each Stockholder (other than Class B Permitted Holders) shall (I) vote its shares of Specified Equity Securities and any other voting securities of the Company over which such holder has voting control, and take all other reasonably necessary or desirable actions within its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders’ meeting and (II) waive all dissenters’ rights, appraisal rights and similar rights (including claims for breach of fiduciary duty) in connection with such sale and any subsequent liquidation or other distribution of proceeds therefrom (which waiver shall be effective with or without a separate written waiver given by such holder of Specified Equity Securities at the time of such Drag Transaction).

(ii) The closing of the transactions contemplated by this Section 4B shall take place on such date and at such place and time as shall be designated by the Person or Persons giving the notice contemplated by the first sentence of Section 4B(i), which shall be no sooner than five (5) Business Days after delivery of such notice. Additionally, if Stockholders (other than Class B Permitted Holders) are asked to execute a stockholder consent pursuant to Section 4B(i) or to otherwise execute letters of transmittal, stock powers, tax forms or other customary and reasonable forms pursuant to Section 4B(i), the Stockholders (other than Class B Permitted Holders) shall execute and return such stockholder consent or other documents to the Company within five (5) Business Days of the receipt of written notice requesting the execution thereof.

(iii) Each Stockholder (other than any Class B Permitted Holder) participating in such proposed Drag Transaction pursuant to this Section 4B shall be obligated to enter into Standard Obligations in each case to the extent, and only to the extent, that each Class B Permitted Holder participating in such proposed Drag Transaction is entering into corresponding obligations in connection with such proposed Drag Transaction that are no more favorable to such Class B Permitted Holder.

(iv) For the avoidance of doubt, subject to Section 1A(x), Section 3C and any requirements of applicable Law, the Company and the Class B Permitted Holders shall be entitled to consummate a Drag Transaction regardless of whether the Company or the holders of a majority of the shares of Class B Common Stock elect to exercise their rights under this Section 4 and, in such event, the Stockholders shall have all rights available under applicable Law, including the Delaware General Corporate Law.

4C. Conditions to Stockholders’ Obligations. The obligations of the Stockholders (other than Class B Permitted Holders) with respect to an exercise by the Company or the holders of a majority of the Class B Common Stock of their rights pursuant to, and in compliance with, this Section 4 are subject to the satisfaction or waiver of the following conditions:

(i) in connection with any Drag Transaction, (a) subject to subsections (ii)-(iv) of this Section 4C, consideration payable to Class B Permitted Holders with respect to any applicable Specified Equity Securities (including amounts deemed to be consideration in accordance with Section 4C(ii)) shall be offered to be paid to each Stockholder (other than

Class B Permitted Holders) with respect to such applicable Specified Equity Securities in the same form, to the extent it comprises cash, Marketable Securities, notes and other debt or equity securities, and aggregate per share consideration in lieu of any other consideration, which aggregate per share consideration shall not be less than the Fair Market Value of such other consideration payable to the Class B Permitted Holders with respect to such applicable Specified Equity Securities in such Drag Transaction and the form of consideration offered (as an alternative or otherwise) to such Stockholders must be composed solely of cash, Marketable Securities, notes and other debt or equity securities, and (b) subject to subsections (ii)-(iv) of this Section 4C, if any Class B Permitted Holder is given an option in the definitive documentation as to the form, to the extent it comprises cash, Marketable Securities, notes and other debt or equity securities, and amount of consideration to be received per share of such holder’s Specified Equity Securities, each Stockholder (other than the Class B Permitted Holders) will be given the same option in respect of each of such Person’s applicable Specified Equity Securities;

(ii) all amounts received or to be received by any Class B Permitted Holder or other Liberman Family Interested Person in connection with a Drag Transaction, including in respect of non-competition or other similar arrangements and other amounts in connection with employment, consulting or similar arrangements (but only to the extent that such amounts in connection with employment, consulting or similar arrangements exceed the higher of (a) then existing compensation levels paid or payable by the Company or its Subsidiaries to the applicable Person or (b) then current market levels for similarly situated employees and consultants in similarly situated companies engaged in the Company Lines of Business), shall be deemed to be consideration paid to the Class B Permitted Holders in respect of the consummation of the Drag Transaction. All non-competition or similar fees and amounts paid in connection with employment, consulting or similar agreements (in excess of the threshold set forth in the preceding sentence) shall be deemed to have been received in the form of cash (with a reasonable net present value discount rate to be agreed to by the parties). The parties hereto agree that the per share consideration received by Class B Permitted Holders participating in the Drag Transaction shall be calculated with all such Class B Permitted Holders being considered collectively (e.g., the deemed cash amounts described in this clause (ii) shall be allocated pro rata among all Specified Equity Securities of the Class B Permitted Holders participating in the Drag Transaction even if not all such Class B Permitted Holders receive such deemed cash amounts).

(iii) if consideration paid to any Class B Permitted Holder in respect of any of its Specified Equity Securities in a Drag Transaction that is a Forced Sale includes any stock, notes or other securities issued by an entity that is not a Liberman Controlled Company, other than Marketable Securities (“Nonqualifying Consideration”), then each Stockholder (other than any Class B Permitted Holder) shall receive in such transaction in respect of each share of applicable Specified Equity Securities included therein, at such Person’s election, either (a) the same form and amount of Nonqualifying Consideration as is paid per share of applicable Specified Equity Securities included in such transaction by any Class B Permitted Holder, or (b) in lieu of all (but not less than all) of the Nonqualifying Consideration referred to in clause (a) preceding, Qualifying Consideration in an amount equal to the Fair Market Value of Nonqualifying Consideration paid per each such share of applicable Specified Equity Securities; and

(iv) if the Drag Transaction described in Section 4B(i)(b) is not a Forced Sale, each Stockholder (other than the Class B Permitted Holders) shall be entitled, at its sole discretion, so long as such Stockholder makes its elections in accordance with the immediately succeeding sentence, (a) to sell therein, in addition to that number of shares which such Person is obligated to sell pursuant to Section 4B, all or any portion of its other applicable Specified Equity Securities, on the same terms and subject to the same conditions applicable to sales of other applicable Specified Equity Securities contemplated by Section 4B and this Section 4C; and (b) to receive (either as merger consideration, the proceeds of the sale of Specified Equity Securities or upon a distribution from the Company (whether as a dividend, liquidating distribution, a redemption of Specified Equity Securities or otherwise, as shall be determined in good faith by the Board)) consideration in such Drag Transaction with respect to its applicable Specified Equity Securities included therein, (x) in the same form, to the extent it comprises cash, Marketable Securities, notes and other debt or equity securities, and in the same amount on a per share basis, as is received by the Class B Permitted Holders with respect to such Drag Transaction or (y) if the consideration provided for in the foregoing clause (x) constitutes Nonqualifying Consideration, in lieu of all (but not less than all) of such consideration, at such Stockholder’s election, Qualifying Consideration in an amount per share equal to the Fair Market Value of the Nonqualifying Consideration received in respect of each share of applicable Specified Equity Securities included in such transaction by any Class B Permitted Holder participating in such Drag Transaction. Each Stockholder (other than Class B Permitted Holders) shall make the elections set forth in clauses (a) and (b) in the immediately preceding sentence within 15 days after receiving information relating to the Drag Transaction that is substantially similar to the information required to be provided in a Tag-Along Sale Notice; provided that if such information does not contain the material terms of the Qualifying Consideration, then in the case of the election described in such clause (b), such Stockholder shall make such election described in such clause (b) within ten (10) days following such time as such Stockholder is notified in writing of the material terms of the Qualifying Consideration.

Any Investor or any of its Affiliates that is an Investor Permitted Transferee may assign to its Affiliates that are Investor Permitted Transferees and to any other Investor or any of such other Investor’s Affiliates that are Investor Permitted Transferee all (but not less than all) of its rights and obligations pursuant to this Section 4, and any other Stockholder (other than a Class B Permitted Holder) may assign to its Affiliates that are Stockholders all (but not less than all) of its rights and obligations pursuant to this Section 4. For the avoidance of doubt, any assignment of rights and obligations under this Section 4 shall not result in any fewer Specified Equity Securities being subject to the applicable Drag Transaction, and the assigning Stockholder shall not be relieved of its obligations under this Section 4 (including its obligation to Transfer its applicable Specified Equity Securities and any of its other obligations described in Section 4B) if the assignee of such rights and obligations shall fail to fulfill such obligations with respect to the number of applicable Specified Equity Securities so assigned in accordance with this Section 4.

4D. Termination. All rights and obligations under this Section 4 shall terminate immediately after the consummation of the first to occur of (i) a Sale Event and (ii) an IPO; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the rights and obligations under this Section 4 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

SECTION 5. PREEMPTIVE RIGHTS

5A. Offering.

(i) If the Company issues or sells or authorizes the issuance or sale of any New Securities after the date hereof, each Stockholder shall be entitled to purchase, on the terms set forth in this Section 5, up to that portion of such New Securities equal to a fraction, the numerator of which is the number of Equity Securities then held by such holder, and the denominator of which is the aggregate number of Equity Securities outstanding, each calculated on an as-converted, fully diluted basis, excluding for such purposes, out-of-the-money securities, as of immediately prior to such issuance, sale or authorization of issuance or sale (such holder’s “Allotment Percentage”); provided, however, that, for purposes of determining the Allotment Percentage, Equity Securities that are not convertible into, or exercisable for, shares of Company common stock shall be deemed to represent such number of shares of Company common stock as shall be determined jointly by the Board, the holders of a majority of the Class B Common Stock, the holders of a majority of the Oaktree Shares and the holders of a majority of the Tinicum Shares; provided, however, that the agreement of the Board and the holders of a majority of the Class B Common Stock, together with either the holders of a majority of the Oaktree Shares or the holders of a majority of the Tinicum Shares alone, shall be sufficient for such purpose. If such parties are unable to reach agreement within ten (10) days following the date on which the Board notifies the holders of a majority of the Oaktree Shares and the holders of a majority of the Tinicum Shares of the Board’s determination of the Allotment Percentage, such number of shares shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board, the holders of a majority of the Oaktree Shares and the holders of a majority of the Tinicum Shares; provided, however, that the agreement of the Board and the holders of a majority of the Class B Common Stock, together with either the holders of a majority of the Oaktree Shares or the holders of a majority of the Tinicum Shares alone, shall be sufficient for the purpose of selecting such independent appraiser. If an appraiser is not chosen according to the preceding sentence within ten (10) days after the parties are unable to reach agreement on “Allotment Percentage” the Board shall choose an independent appraiser that is a nationally recognized appraisal firm. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser. Each Stockholder shall be entitled to purchase such New Securities at the same price at which such New Securities are to be sold or issued and on other terms no less favorable in any respect to such Stockholder than the terms on which such New Securities are otherwise offered to any other Person; provided that if all Persons entitled to purchase or receive such New Securities, as applicable, are required to also purchase other securities of the Company, such Stockholder exercising its rights pursuant to this Section 5 shall also be required to purchase such other securities (on the same terms, in the same relative amounts and subject to the same conditions). The purchase price for all New Securities offered to each Stockholder shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company. Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation to issue or offer to issue any New Securities under this Section 5 to any Stockholder who is not an “accredited investor” as such term is defined in Regulation D under the Securities Act. Any Investor or any of its Affiliates that is an Investor Permitted Transferee may assign to its Affiliates that are Investor Permitted Transferees and to any other Investor or any of such other Investor’s Affiliates that are Investor Permitted Transferee all or any portion of its rights and obligations pursuant to this Section 5, and any other Stockholder may assign to its Affiliates that are Stockholders (or, in the case of any Class B Permitted Holder, to any Class B Permitted Holder) all or any portion of its rights and obligations pursuant to this Section 5.

(ii) At least fifteen (15) days prior to issuing or selling any New Securities (and in any event not later than contemporaneously with execution of any agreement providing for the issuance or sale of any New Securities), the Company shall deliver to each Stockholder a written notice setting forth in reasonable detail (i) the type, class and amount of New Securities proposed for issuance or sale, (ii) the price per share of such securities, the terms of such securities and the other material terms and conditions for such proposed sale, (iii) the name of each holder of Equity Securities, and the number of Equity Securities held by and the Allotment Percentage for each such holder, (iv) the expected date and location of the closing of such issuance or sale, and (v) the identity of the Person or Persons to whom the Company proposes to issue or sell such New Securities (and if such Person is an entity, the controlling beneficial and legal holders of equity interests therein to the extent such information is known by the Company) and shall include therewith any agreements or other documents executed or proposed to be executed in connection with such issuance or sale (a “Preemptive Right Notice”). In order to exercise its purchase rights under this Section 5A, each Stockholder must deliver a written notice (an “Election Notice”) to the Company describing its election hereunder. Such Election Notice may be delivered to the Company by any Stockholder at any time prior to the expiration of the fifteen (15) day period following delivery of the Preemptive Right Notice to such Stockholders.

(iii) During the one hundred fifteen (115) day period following the delivery of the Preemptive Right Notice, the Company shall be entitled to consummate the sale of such New Securities, which such Stockholders have not elected to purchase during such fifteen (15) day period at a price no lower and on terms and conditions that, taken together, are not materially more favorable to the purchasers thereof than those offered to the Stockholders. Any New Securities offered or sold by the Company after such one hundred fifteen (115) day period must be reoffered to the Stockholders pursuant to the terms of this Section 5.

5B. New Securities. For purposes hereof, “New Securities” means, as of any time, any Equity Securities of the Company, other than (i) Equity Securities outstanding immediately prior to such time, (ii) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock as required pursuant to the Charter, upon transfer of shares of Class B Common Stock, (iii) any Equity Securities issued to directors or employees of or consultants to the Company or its Subsidiaries as Qualifying Incentive Compensation (including (a) the issuance of Equity Securities as Qualifying Incentive Compensation that are exercisable for other Equity Securities and (b) the issuance of Equity Securities upon the exercise of rights pursuant to Equity Securities referenced in the foregoing clause (a)), (iv) any Equity Securities issued as “equity kickers” to bona fide independent third-party lenders pursuant to debt financings, (v) any Equity Securities issued in any stock split, dividend, combination, recapitalization or similar transaction, (vi) any Equity Securities issued pursuant to an IPO or any other firm commitment underwritten public offering registered under the Securities Act, (vii) any Equity Securities issued to Unaffiliated Persons as consideration for acquisitions by the Company or any of its Subsidiaries of assets or businesses in strategic transactions, (viii) any Equity Securities issued pursuant to the LTIP in accordance with the terms thereof or (ix) any Equity Securities issued in connection with a Sale Event. For purposes hereof, “Qualifying Incentive Compensation” means any incentive compensation for employees, directors or consultants of the Company or any of its Subsidiaries issued after the date hereof in the form of Equity Securities issued in compliance with Section 1A(v).

5C. Termination. All rights and obligations under this Section 5 shall terminate immediately after the consummation of the earlier of (i) a Qualified IPO and (ii) a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the rights and obligations under this Section 5 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

SECTION 6. LEGEND

In addition to any legends required pursuant to the terms of the Charter, each certificate evidencing Specified Equity Securities and each certificate issued in exchange for or upon the transfer of any Specified Equity Securities (if such shares remain Specified Equity Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE INVESTOR RIGHTS AGREEMENT (AS DEFINED BELOW).

THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE

INVESTOR RIGHTS AGREEMENT, DATED AS OF MARCH 30, 2007, AS IT MAY BE AMENDED OR MODIFIED, INCLUDING ANY AMENDMENT AND RESTATEMENT, FROM TIME TO TIME, AMONG THE ISSUER (THE “COMPANY”) AND CERTAIN STOCKHOLDERS OF THE COMPANY (THE “INVESTOR RIGHTS AGREEMENT”) AND TO THE TERMS OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED OR MODIFIED, INCLUDING ANY AMENDMENT AND RESTATEMENT, FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL ALL CONDITIONS TO TRANSFER SET FORTH IN THE INVESTOR RIGHTS AGREEMENT AND THE CERTIFICATE OF INCORPORATION HAVE BEEN FULFILLED. A COPY OF THE INVESTOR RIGHTS AGREEMENT AND THE CERTIFICATE OF INCORPORATION SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

SECTION 7. BOARD OF DIRECTORS; VOTING

7A. Composition of the Board. From and after the effectiveness of this Agreement and until the provisions of this Section 7 (other than the provisions of Section 7G) cease to be effective in accordance with Section 7G, each Stockholder shall vote all of his, her or its voting securities of the Company over which such Stockholder has voting control (whether at a stockholders’ meeting which has been duly called or by written consent) and shall take all other reasonably necessary or desirable actions within his, her or its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including calling special board and stockholder meetings), so that:

(i) the authorized number of directors on the Company’s Board shall be established at seven directors or such other number of directors as the Board may determine in accordance with the Charter;

(ii) the following persons shall be elected to the Board:

(a)	Five persons designated by the holders of a majority of the Class B Common Stock then outstanding, four of whom shall initially be Lenard Liberman, Jose Liberman, William Adams and Winter Horton, and the fifth of whom shall be designated by the holders of a majority of the Class B Common Stock then outstanding on a future date determined by such holders (collectively, the “Class B Directors”);

(b)	for so long as the Majority Oaktree Holders have not ceased to exist, one person designated by the Majority Oaktree Holders, who shall initially be Bruce Karsh (the “Oaktree Director”); and

(c)	for so long as the Deciding Tinicum Holders have not ceased to exist, one person designated by the Deciding Tinicum Holders, who shall initially be Terence O’Toole (the “Tinicum Director”);

(iii) in the event that any person designated as a director pursuant to any of the foregoing subparagraphs of Section 7A(ii) for any reason ceases to serve as a member of the Board during such person’s term of office (it being understood that Bruce Karsh shall continue to be the Oaktree Director so long as he is affiliated with Oaktree), the resulting vacancy shall be filled by the Person(s) then entitled to designate such director pursuant to such subparagraph of Section 7A(ii); provided that any Person nominated as the Oaktree Director must be approved by the holders of a majority of the Class B Common Stock outstanding at such time, which approval shall not be unreasonably withheld or delayed; and

(iv) unless otherwise prohibited by applicable Law or regulations of a national securities exchange on which equity securities of the Company are then listed following an IPO, each committee of the Board shall include the Oaktree Director and the Tinicum Director; provided, however, that the Class B Directors shall at all times constitute a majority of the members of each committee of the Board.

7B. Subsidiary Boards. The Company shall at all times cause the Class B Directors, the Oaktree Director and the Tinicum Director to be elected to the board of directors of each of LBI Media Holdings and LBI Media, Inc (the “Specified Subsidiaries”).

7C. Observer. The Company shall, and shall cause each of the Specified Subsidiaries, together with any successors thereto, to give each of the Oaktree Funds (so long as such Oaktree Fund and its Affiliates constitute Majority Oaktree Holders and the Majority Oaktree Holders are entitled to designate (and do designate) a Board member pursuant to Section 7A) written notice of each meeting of its board of directors and each committee thereof (unless otherwise prohibited by applicable Law or regulations of a national securities exchange on which equity securities of the Company are then listed following an IPO) at the same time and in the same manner as notice is given to the directors, and the Company shall, and shall cause each of the Specified Subsidiaries, together with any successors thereto, to permit a representative of each Oaktree Fund, who shall be a principal or employee of such Oaktree Fund (each, an “Oaktree Observer”) and a representative of Tinicum, who shall be a principal or employee of Tinicum (the “Tinicum Observer”), in each case, to attend as an observer all meetings of its board of directors and all committees thereof (unless otherwise prohibited by applicable Law or regulations of a national securities exchange on which equity securities of the Company are then listed following an IPO). Each Oaktree Observer and the Tinicum Observer shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company or either such Subsidiary proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall, and shall cause such Subsidiary to, as applicable, give written notice thereof to each Oaktree Observer and to the Tinicum Observer prior to the effective date of such consent describing in reasonable detail the nature and substance of such action (or, at the option of the Company or such Subsidiary, the same material relating thereto as the material delivered to the directors). For purposes of this Agreement, references to the “board of directors” of the Company or any Subsidiary shall include any other similar governing body. No such observer shall be entitled to vote at any such meetings and the Company shall have the right to exclude any such observer from any meeting or proceedings to the extent necessary to preserve any attorney-client privilege or to the extent such meeting or proceedings are dealing with a transaction primarily and directly with (x) any such observer, (y) with respect to any exclusion of the Oaktree Observers, Oaktree or any of its Affiliates or (z) with respect to any exclusion of the Tinicum Observer, Tinicum or any of its Affiliates.

7D. Board Meeting Expenses. The Company shall, and shall cause each of the Specified Subsidiaries to, pay all reasonable out-of-pocket expenses incurred by each director and observer designated pursuant to Section 7C in connection with attending regular and special meetings of such company’s board of directors and any committee thereof.

7E. Eligible Persons. No Stockholder shall designate any person who is not a citizen of the United States of America to serve as a director or observer of the Company or either of the Specified Subsidiaries. Additionally, if a Stockholder shall designate any person to serve as a director or observer whose appointment will result, in the Company’s reasonable determination, in a Potential Ownership Rules Compliance Issue, the Company may require such Stockholder to designate a different Person whose appointment would not, in the Company’s reasonable determination, result in a Potential Ownership Rules Compliance Issue. Additionally, if a Person designated by a Stockholder to serve as a director or observer acquires, during such Person’s term as a director or observer, an Other Attributable Interest (including as a result of serving as a director of any other Person who holds an Other Attributable Interest) that results, in the Company’s reasonable determination, in a Potential Ownership Rules Compliance Issue, the Company shall have the right to require that such Stockholder designate a Person whose appointment to the Board of the Company and the board of directors (or similar governing body) of the Specified Subsidiaries would not result, in the Company’s reasonable determination, in a Potential Ownership Rules Compliance Issue. Each of the Stockholders shall, and shall cause the directors and observers designated by them to, cooperate with the Company with respect to the Company’s abilities to reasonably determine if any Potential Ownership Rules Compliance Issue arises.

7F. Voting Agreement. For so long as Lenard Liberman is alive and is not then Disabled, Lenard Liberman agrees that he shall at all times have voting control on all matters presented to stockholders of the Company for a vote, whether at a meeting or by written consent in lieu of a meeting (except (i) as otherwise required pursuant to Section 7A or any other provision of this Agreement or (ii) as otherwise required pursuant to any other agreements pursuant to which Lenard Liberman agrees to vote his Equity Securities for the election of directors of the Company, so long as Lenard Liberman has the right to elect a majority of the members of the Board), with respect to shares of Class B Common Stock representing a majority of the voting power of the aggregate outstanding shares of Class B Common Stock and in any event representing a majority of the voting power of all outstanding voting securities of the Company.

7G. Termination. This Section 7 (other than this Section 7G) shall terminate immediately prior to the first to occur of consummation of (x) a Qualified IPO or (y) a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, this Section 7 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders. From and after such time as (i) this Section 7 (other than this Section 7G) shall have terminated pursuant to this Section 7G, (ii) in the case of the Oaktree Director and the Oaktree Observers, the Majority Oaktree Holders shall have ceased to exist, or (iii) in the case of the Tinicum Director and the Tinicum Observer, the Deciding Tinicum Holders shall have ceased to exist, any Person serving as an Oaktree Director, Oaktree Observer, Tinicum Director or Tinicum Observer, as applicable, shall, promptly upon written request from the Company, resign from such directorship or observer position as well as any other directorship or committee membership or observer position held pursuant to the provisions of this Section 7 and Oaktree and Tinicum shall cause each such person to comply with the requirements of this Section 7G. Notwithstanding any such resignation or any other resignation by any Class B Director, Oaktree Director or Tinicum Director, as the case may be, such Person shall have such rights with respect to limitation of liability, indemnification and other similar rights no less than such Person had immediately prior to such resignation pursuant to the Company’s or the Specified Subsidiary’s governing documents, contract and applicable Law.

SECTION 8. TRANSFER

8A. Joinder. Prior to consummating any issuance of New Securities (without giving effect to clause (vii) of the definition of New Securities) other than Acquisition Equity Securities by the Company or any Transfer of any Specified Equity Securities by any Stockholder (other than any such issuance or any such Transfer pursuant to (i) a Public Sale, (ii) a Sale Event, or (iii) a pledge of Class B Common Stock (but not a foreclosure of such pledge)), the Company or the transferring Stockholder, as applicable, shall, to the extent any prospective transferee thereof is not already a Stockholder, cause each prospective transferee thereof to execute and deliver to the Company a Joinder Agreement and until such time as such Joinder Agreement is executed and delivered, such purported acquiror or transferee that is otherwise required to execute and deliver a Joinder Agreement shall not be entitled to any of the benefits of this Agreement; provided that in the case of Transfers pursuant to clause (iii)(a) in Section 3D, such Joinder Agreement may be delivered by the transferee to the Company within 180 days following such Transfer or the earlier date that such transferor or transferee may be required by Law to provide notice of such Transfer to any Governmental or Regulatory Authority. Any issuance of New Securities (without giving effect to clause (vii) of the definition of New Securities) other than Acquisition Equity Securities by the Company or any Transfer of any Specified Equity Securities by any Stockholder in violation of the foregoing or any other provision of this Agreement or the Charter shall be void, and the Company shall not record such issuance or Transfer on its books or treat any purported acquiror or transferee of such Equity Securities as the owner of such shares for any purpose. Upon receipt of an executed Joinder

Agreement, the Company shall amend the Schedule of New Stockholders, which schedule shall be deemed to be incorporated herein, and the Company shall deliver a copy of the Schedule of New Stockholders, as so amended, to each Stockholder, in each case, to the extent each such Person then remains a holder of Specified Equity Securities.

The obligation of Company under this Section 8A to cause each prospective acquiror or transferee of any issuance of New Securities (without giving effect to clause (vii) of the definition of New Securities) other than Acquisition Equity Securities by the Company to execute and deliver to the Company a Joinder Agreement and the obligation of any Class B Permitted Holder under this Section 8A to cause each prospective transferee (other than any Class B Permitted Transferee) to execute and deliver to the Company a Joinder Agreement shall terminate immediately after the consummation of the earlier to occur of (i) a Qualified IPO and (ii) a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, such obligations shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

8B. Negative Covenants. In connection with (a) any issuance of Specified Equity Securities, (b) any Transfer of any Specified Equity Securities of any Class B Permitted Holder, or (c) any subsequent Transfer of any Equity Securities described in clause (a) or (b), the Company, such Class B Permitted Holder or any subsequent transferring Stockholder, as applicable, shall be permitted to grant, or cause the Company to grant, to the acquiror or transferee of such Equity Securities any or all of the same or less restrictive (but not more than or more restrictive) negative covenants set forth in Section 1A; provided however that the grant of any such negative covenants to any Person (including in connection with a subsequent Transfer as described in clause (c) from a Person to whom such negative covenants were previously granted pursuant to this Section 8B) shall be subject to the prior written consent of either the Majority Oaktree Holders (if the Majority Oaktree Holders exist at such time) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders exist at such time), which consent shall not be unreasonably withheld or delayed. Such negative covenants shall be granted through an amendment to this Agreement or other written agreement, including as part of the Joinder Agreement, and any negative covenants set forth in such amendment, agreement or Joinder Agreement shall be deemed to be a part of this Agreement and shall be binding on each party hereto (it being understood that any such amendment, such agreement or such part of the Joinder Agreement shall not require the consent or approval of any party hereto other than (i) the party granting such negative covenants in accordance with the first sentence of this Section 8B and (ii) either the Majority Oaktree Holders (if the Majority Oaktree Holders exist at such time) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders exist at such time), which consent described in this clause (ii) shall not be unreasonably withheld or delayed). Such negative covenants shall terminate in accordance with the last sentence of Section 1A.

8C. Annual Budget and Access. In connection with (a) any issuance of Specified Equity Securities, (b) any Transfer of any Specified Equity Securities of any Class B Permitted Holder (and subsequent Transfers of such Specified Equity Securities), or (c) any subsequent Transfer of any Equity Securities described in clause (a) or (b), the Company or such Class B Permitted Holder (or any subsequent transferring Stockholder), as applicable, shall be permitted to grant, or cause the Company to grant, to the acquiror or transferee of such Equity Securities any of the rights provided in Section 2B through an amendment to this Agreement or other written agreement, including as part of the Joinder Agreement, and any such rights set forth in such amendment, agreement or Joinder Agreement shall be deemed to be a part of this Agreement and shall be binding on each party hereto (it being understood that any such amendment, such agreement or such part of the Joinder Agreement shall not require the consent or approval of any party hereto other than the party granting such rights in accordance with the first sentence of this Section 8C). Such rights shall terminate in accordance with the last sentence of Section 2B.

SECTION 9. DEMAND REGISTRATIONS

9A. Requests for Registration. On the terms and subject to the conditions of this Section 9, holders of Registrable Securities and Stockholder Registrable Securities may request registration under the Securities Act (a “Demand Registration”) of all or any portion of such holders’ Registrable Securities or Stockholder Registrable Securities, as applicable, on Form S-1 or any similar form for which the Company is then eligible (a “Long-Form Registration” and, if effected pursuant to a demand by holders of Investor Registrable Securities, an “Investor Long-Form Registration”, or if effected pursuant to a demand by holders of Stockholder Registrable Securities, a “Stockholder Long-Form Registration”) or, if then available for use by the Company for such purpose, on Form S-3 or any similar form for which the Company is then eligible (a “Short-Form Registration” and, if effected pursuant to a demand by holders of Investor Registrable Securities, an “Investor Short-Form Registration” or if effected pursuant to a demand by holders of Stockholder Registrable Securities, a “Stockholder Short-Form Registration”); provided, however, that (i) with respect to an Investor Long-Form Registration or Stockholder Long-Form Registration, as applicable, the demanding holders of Investor Registrable Securities or Stockholder Registrable Securities, as applicable, shall reasonably expect, subject to the agreement of at least one underwriter selected pursuant to Section 9G, that each such Investor Long-Form Registration or Stockholder Long-Form Registration, as applicable, shall have an anticipated offering price (without deduction of underwriter commissions) of at least $40 million in the aggregate and (ii) with respect to an Investor Short-Form Registration or Stockholder Short Form Registration, as applicable, the demanding holder of Investor Registrable Securities or Stockholder Registrable Securities, as applicable, shall reasonably expect, subject to the agreement of at least one underwriter selected pursuant to Section 9G, that each such Investor Short-Form Registration or Stockholder Short Form Registration, as applicable, shall have an anticipated offering price (without deduction of underwriter commissions) of at least $20 million in the aggregate. Each request for a Demand Registration shall specify the approximate number of Registrable Securities or Stockholder Registrable Securities, as applicable, requested to be registered and a good faith estimate of an anticipated per share price range for such offering. Promptly, but in any event within ten (10) Business Days, after receipt of any such request, the Company will give written notice of such requested registration to each other holder of Registrable Securities or Stockholder Registrable

Securities, as applicable, and, subject to Section 9E, will include in such registration all Registrable Securities or Stockholder Registrable Securities, as applicable, with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

9B. Initial Long-Form Registrations.

(i) If an IPO has not been consummated on or prior to the third anniversary of the date of this Agreement, then at any time thereafter and continuing until an IPO has been consummated, the holders of a majority of Oaktree Registrable Securities or the holders of a majority of Tinicum Registrable Securities shall be entitled to request, by written notice to the Company, an Investor Long-Form Registration. Upon and following such request, the Company will comply with the registration procedures described below and shall pay all Registration Expenses in connection therewith.

(ii) If, notwithstanding the Company’s best efforts to consummate the offering and sale of shares pursuant to an Investor Long-Form Registration requested pursuant to Section 9B(i) (it being understood that such best efforts shall not require the Company to sell any shares for the Company’s own account or publicly disclose or make publicly available the Station Financials), the offering and sale of shares of Investor Registrable Securities is not consummated pursuant to such Investor Long-Form Registration within 180 days after the date on which the registration statement relating to such Investor Long-Form Registration is first filed with the SEC, the Company may terminate its efforts to consummate such sale.

(iii) If the Company, acting pursuant to Section 9B(ii), terminates its efforts to consummate an Investor Long-Form Registration requested by the holders of a majority of Oaktree Registrable Securities or the holders of a majority of Tinicum Registrable Securities, as applicable, such holders of Investor Registrable Securities shall be entitled at any time thereafter (subject to the Company’s rights pursuant to the second sentence of Section 9F) to request in writing another Investor Long-Form Registration. Upon and following such request, the Company will comply with the registration procedures described below and shall pay all Registration Expenses in connection therewith. If, notwithstanding the Company’s best efforts to consummate the offering and sale of shares pursuant to an Investor Long-Form Registration requested pursuant to Section 9B(iii) (it being understood that such best efforts shall not require the Company to sell any shares for the Company’s own account or publicly disclose or make publicly available the Station Financials), the offering and sale of shares of Investor Registrable Securities is not consummated pursuant to such Investor Long-Form Registration within 180 days after the date on which the registration statement relating to such Investor Long-Form Registration is first filed with the SEC, the Company may again terminate its efforts to consummate such sale.

(iv) If the Company, acting pursuant to Section 9B(iii), terminates its efforts to consummate an Investor Long-Form Registration requested by the holders of a majority of Oaktree Registrable Securities or the holders of a majority of Tinicum Registrable Securities, as applicable, such holders of Investor Registrable Securities shall be entitled at any time thereafter (subject to the Company’s rights pursuant to the second sentence of Section 9F) to request another Investor Long-Form Registration. Upon and following such request, the

Company will comply with the registration procedures described below; provided, however, that the holders of a majority of Oaktree Registrable Securities or the holders of a majority of Tinicum Registrable Securities, as applicable, and each other holder of Investor Registrable Securities that elects to participate therein, shall pay the Registration Expenses in connection therewith (pro rata according to the number of Investor Registrable Securities included therein or, if such registration is not consummated, the number of Investor Registrable Securities requested to be included therein).

9C. Additional Long-Form Registrations.

(i) The Initiating Holders may request, by giving written notice to the Company, Investor Long-Form Registrations from time to time upon or after the date that is 180 days following consummation of an IPO, subject to the other limitations set forth in this Section 9; provided that the Company shall have no obligation to effect registration of Investor Registrable Securities pursuant to an Investor Long-Form Registration after such time as three Closed Long-Form Registrations shall have been consummated. For purposes hereof, “Closed Long-Form Registration” means an Investor Long-Form Registration which has become effective with respect to an offering and sale of Investor Registrable Securities, and in which at least 75% (and in the case of the third Closed Long-Form Registration, 85%) of the Investor Registrable Securities requested in writing by the holders thereof to be included therein are actually sold.

(ii) Any holder of Liberman Registrable Securities may request, by giving written notice to the Company, a Long-Form Registration (a “Class B Long-Form Registration”) from time to time upon or after the date that is 180 days following consummation of an IPO, subject to the other limitations set forth in this Section 9.

(iii) The Majority Other Stockholders may request, by giving written notice to the Company, Stockholder Long-Form Registrations from time to time upon or after the date that is 180 days following consummation of an IPO, subject to the other limitations set forth in this Section 9; provided that the Company shall have no obligation to effect registration of Stockholder Registrable Securities pursuant to Stockholder Long-Form Registration after such time as three Stockholder Closed Long-Form Registrations shall have been consummated. For purposes hereof, “Stockholder Closed Long-Form Registration” means an Investor Long-Form Registration or Stockholder Long-Form Registration which has become effective with respect to an offering and sale of Stockholder Registrable Securities, and in which at least 75% (and in the case of the third Stockholder Closed Long-Form Registration, 85%) of the Stockholder Registrable Securities requested in writing by the holders thereof to be included therein are actually sold.

9D. Short-Form Registrations.

(i) In addition to Investor Long-Form Registrations, from and after the date that is 180 days following the consummation of an IPO, the Initiating Holders shall be entitled to request, by written notice to the Company, unlimited Investor Short-Form Registrations, if then available for use by the Company, subject to the other limitations set forth in this Section 9. After the Company has become subject to the reporting requirements of the

Securities Exchange Act, the Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Total Registrable Securities. The Company shall keep such Investor Short-Form Registration effective until the first to occur of (i) the date on which the Registrable Securities registered on such Investor Short-Form Registration have been sold and (ii) one-hundred eighty (180) days from the date the Investor Short-Form Registration was initially declared effective by the SEC.

(ii) In addition to Class B Long-Form Registrations, from and after the date that is 180 days following the consummation of an IPO, any holder of Liberman Registrable Securities shall be entitled to request, by giving written notice to the Company, unlimited Short-Form Registrations (a “Class B Short-Form Registration”), if then available for use by the Company, subject to the other limitations set forth in this Section 9. The Company shall keep such Class B Short-Form Registration effective until the first to occur of (i) the date on which the Registrable Securities registered on such Class B Short-Form Registration have been sold and (ii) one-hundred eighty (180) days from the date the Class B Short-Form Registration was initially declared effective by the SEC.

(iii) In addition to Stockholder Long-Form Registrations, from and after date that is 180 days following the consummation of an IPO, the Majority Other Stockholders shall be entitled to request, by written notice to the Company, unlimited Stockholder Short-Form Registrations, if then available for use by the Company, subject to the other limitations set forth in this Section 9. The Company shall keep such Stockholder Short-Form Registration effective until the first to occur of (i) the date on which the Registrable Securities registered on such Stockholder Short-Form Registration have been sold and (ii) one-hundred eighty (180) days from the date the Stockholder Short-Form Registration was initially declared effective by the SEC.

9E. Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriter(s) advises the Company in writing that in its opinion the number of Total Registrable Securities and other securities requested to be included in such offering exceeds the number of Total Registrable Securities and other securities, if any, which may be sold in an orderly manner in such offering without adversely affecting the offering (the “Optimal Number”), the Company will include in such registration (i) if a registration pursuant to Section 9B, (A) first, the securities the Company proposes to sell, in its sole discretion, (B) second, the Total Registrable Securities and any other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights, in each case, requested to be included in such registration up to the Optimal Number, pro rata among the holders of such Total Registrable Securities and other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights on the basis of the number of such Equity Securities each such holder proposes to sell therein, and (C) third, only if all Total Registrable Securities and other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights requested to be included in such registration by the holders thereof have been so included, any other securities requested to be included in such registration, up to a number of such securities that, when combined with the Total Registrable Securities and other such Equity Securities included in such registration pursuant to clauses (A) and (B), causes the total number of securities included in such registration to be less than or equal to the Optimal Number, or (ii) if a registration pursuant to Section 9C or Section 9D, (A) first, the Total Registrable Securities and any other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights requested to be included in such registration up to the Optimal Number, pro rata among the holders of such Total Registrable Securities and other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights on the basis of the number of Total Registrable Securities and other such Equity Securities each such holder proposes to sell therein, and (B) second, if all Total Registrable Securities and other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights requested to be included in such registration by the holders thereof have been so included, any other securities requested to be included in such registration up to a number of such securities that, when combined with the Total Registrable Securities and other such Equity Securities included in such registration, causes the total number of securities (including all Total Registrable Securities and other such Equity Securities) included in such registration to be less than or equal to the Optimal Number. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to sell for its own account any capital stock of the Company at a price that is not acceptable to the Company in the sole discretion of the Board and the best efforts obligation of the Company as set forth in this Section 9 and Section 12 shall not include any such obligation.

9F. Restrictions on Demand Registrations. The Company will not be obligated to effect any Investor Demand Registration within twelve (12) months after the effective date of an Investor Demand Registration covering a consummated offering and sale of Investor Registrable Securities. The Company will not be obligated to effect any Stockholder Demand Registration within twelve (12) months after the effective date of a Stockholder Demand Registration covering a consummated offering and sale of Stockholder Registrable Securities. The Company may, on not more than one occasion in any period of twelve (12) consecutive months, postpone for up to four (4) months the filing or the effectiveness of a registration statement for a Demand Registration if the Board determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any material financing, acquisition or disposition of assets or any merger, consolidation, tender offer or similar transaction or would require the Company or any of its Subsidiaries to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company or any of its Subsidiaries; provided that, in such event, (i) the demanding holders, as applicable, will be entitled to withdraw such request, and if withdrawn such request shall not be counted as one of the registrations which the demanding holders, as applicable, are entitled to request pursuant to Section 9B or Section 9C, and (ii) in any event the Company shall pay all Registration Expenses incurred in connection with any such requested registration.

9G. Selection of Underwriters. If any Demand Registration requested by the Initiating Holders or Majority Other Stockholders is an underwritten offering, the Company, on the one hand, and the holders of a majority of the Investor Registrable Securities and Stockholder Registrable Securities participating in such Demand Registration, on the other hand, shall jointly select the investment banker(s) and manager(s) for the offering; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, each of the Company, on the one hand, and the holders of a majority of the Investor Registrable Securities and Stockholder Registrable Securities participating in such Demand Registration, on the other hand, shall select an investment bank and manager as co-leads of such offering.

9H. Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person the right to request the Company to register any Specified Equity Securities of the Company or any of its Subsidiaries (whether as a demand registration or a piggyback registration), unless (i) such agreement provides that the holders of Total Registrable Securities have priority over such other registration rights in a manner reasonably satisfactory to the holders of a majority of Liberman Registrable Securities and the holders of a majority of the Investor Registrable Securities, Stockholder Registrable Securities and Piggyback Registrable Securities, considered as a whole, (ii) such agreement applies only to Specified Equity Securities transferred to another Person (other than a Class B Permitted Holder) by a Class B Permitted Holder (or any subsequent transfer of those Specified Equity Securities to a Person (other than a Class B Permitted Holder)) and such agreement provides for registration rights of those Specified Equity Securities, at the election of the transferee, so long as such registration rights do not have priority over the registration rights granted to the Total Registrable Securities in this Agreement and such agreement does not provide for demand registration rights (but may include piggyback registration rights) before the consummation of an IPO, or (iii) the Company obtains the prior written consent of the holders of a majority of the Stockholder Registrable Securities and Piggyback Registrable Securities, considered as a whole, the holders of a majority of the Liberman Registrable Securities and the holders of a majority of the Investor Registrable Securities. For the avoidance of doubt, “priority,” as used in this Section 9H, means, with respect to any group of Specified Equity Securities, that no Person other than a holder of such group of Specified Equity Securities shall be entitled to sell any such Specified Equity Securities in such registration unless the holders of such group of Specified Equity Securities shall have been entitled to sell in such registration each share of such group of Equity Securities proposed by them to be included in such registration.

9I. Demand Registration Expenses. Except as provided in Section 9B(iv), the Registration Expenses in connection with any Demand Registration will be paid by the Company, including the reimbursement of the holders of Registrable Securities and Stockholder Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities and Stockholder Registrable Securities included in such registration.

9J. Termination. This Section 9, along with Sections 11, 12, 13 and 15, shall terminate immediately after the consummation of a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the Company’s obligations under this Section 9 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

SECTION 10. PIGGYBACK REGISTRATIONS

10A. Right to Piggyback. Whenever the Company proposes to register any of its Equity Securities under the Securities Act covering the offer and sale by the Company or any other Person of its Equity Securities for cash and the registration form to be used may be used for the registration of any Total Registrable Securities (other than pursuant to a registration on Form S-8 or any successor or similar forms) (a “Piggyback Registration”), the Company will give prompt written notice to all holders of any Total Registrable Securities of its intention to effect such a registration and will use its reasonable best efforts to include in such registration all Total Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after such written notice has been given.

10B. Piggyback Expenses. The Registration Expenses of the holders of Total Registrable Securities who participate in a Piggyback Registration will be paid by the Company in all Piggyback Registrations.

10C. Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration and the managing underwriter(s) of the offering advise the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting such offering, the Company will include in such registration (i) first, if the Piggyback Registration is an underwritten registration on behalf of the Company the securities the Company proposes to sell for its own account, (ii) second, after all securities described under clause (i) requested to be included in such registration have been so included, the Total Registrable Securities and other Equity Securities (other than Total Registrable Securities) for which such holders of Equity Securities have applicable demand and/or piggyback rights requested to be included in such registration, pro rata among the holders of such Total Registrable Securities and such other Equity Securities on the basis of the number of Total Registrable Securities and such other Equity Securities each such holder proposes to sell therein, up to a number of Equity Securities that, when combined with the securities described under clause (i) included in such registration, causes the total number of Equity Securities included in such registration to be less than or equal to the Optimal Number, and (iii) third, after all securities described under clauses (i) and (ii) requested to be included in such registration have been so included, other securities requested to be included in such registration, up to a number of such other securities that, when combined with the securities described under clauses (i) and (ii) included in such registration, causes the total number of securities included in such registration to be less than or equal to the Optimal Number.

10D. Other Registrations. If the Company has previously filed a registration statement with respect to Investor Registrable Securities, Stockholder Registrable Securities and/or Liberman Registrable Securities pursuant to Section 9 or pursuant to this Section 10, and if such previous registration has not been withdrawn or abandoned, the Company will not file any other registration of any of its common stock, or any securities convertible into or exchangeable for common stock, under the Securities Act (except on Form S-4 or S-8 or any similar or successor form), whether on its own behalf or at the request of any holder or holders of such its common stock, or any securities convertible into or exchangeable for common stock, until the earlier of (i) ninety (90) days after the initial effective date of such previous registration, which period shall be extended by the number of days by which the Company suspends the use of the prospectus used for such previous registration pursuant to Section 12(v) and (ii) the completion of the distribution of the Total Registrable Securities registered under such previous registration statement.

10E. Maintenance of Listing of Securities. At all times after the Company has caused the shares of its common stock to be listed on a national securities exchange or market, except upon the prior written consent of the holders of a majority of the Investor Registrable Securities, Stockholder Registrable Securities and Piggyback Registrable Securities, considered as a whole, and the holders of a majority of the Liberman Registrable Securities, the Company shall use its best efforts to cause the shares of its common stock to continue to be listed on a national securities exchange or market. In the event the shares of the Company’s common stock cease to become listed on a national securities exchange or market, the Company will use its best efforts to cause the shares of its common stock to be listed on a national securities exchange or market.

10F. Termination. This Section 10, along with Sections 11, 12, 13 and 15, shall terminate immediately after the consummation of a Sale Event; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the Company’s obligations under this Section 10 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

SECTION 11. HOLDBACK AGREEMENTS

11A. Company Agreement. The Company will not effect any public sale or distribution of, or cause a registration statement to be declared effective with respect to, its common stock, or any securities convertible into or exchangeable or exercisable for common stock: (i) with respect to an IPO or Qualified IPO, during the seven days prior to and the 180-day period beginning on the effective date of the registration statement relating to such IPO or Qualified IPO, unless the underwriters managing the offering otherwise agree and (ii) with respect to any Demand Registration or Piggyback Registration (other than an IPO or Qualified IPO), during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any similar or successor form), unless the underwriters managing the applicable offering otherwise agree.

11B. Stockholder Agreement. Each holder of Total Registrable Securities shall not offer, sell, transfer or otherwise dispose of or make any demand for the registration of Total Registrable Securities (other than to any of his or its Affiliates) during the seven days prior to and the 180-day period beginning on the effective date of common stock, or any securities convertible into or exchangeable for Company common stock, unless the underwriters managing the offering otherwise agree in writing; provided that in the case of any registration other than an IPO or Qualified IPO, (i) the 180-day period referred to in this sentence shall be reduced to a 90-day period and (ii) such period shall run until the later of 90 days after the initial effective date of such registration or, 90 days after the filing of a prospectus supplement with respect to an offering pursuant to Rule 415 of the Securities Act relating to such public offering, if such a prospectus supplement is filed.

SECTION 12. REGISTRATION PROCEDURES

In order to participate in a registration by selling Total Registrable Securities in the related offering pursuant to Section 9 or Section 10, a holder of Total Registrable Securities shall be required to enter into, and sell its Total Registrable Securities only pursuant to, the underwriting agreement reasonably acceptable to such holder (which may include, for avoidance of doubt, provisions for indemnification as set forth in Section 14B), and shall take such other actions as may be reasonably necessary to effect such holder’s participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard.

Whenever the holders of Total Registrable Securities have requested that any Total Registrable Securities be registered pursuant to Section 9, the Company will use its best efforts to effect the registration and the sale of such Total Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement with respect to such Total Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the holders of a majority of the Total Registrable Securities included in such registration copies of all such documents proposed to be filed three (3) Business Days shall be deemed sufficient time for such review);

(ii) notify each holder of Total Registrable Securities participating in such offering of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (a) with respect to a Long-Form Registration, until the earlier to occur of sixty (60) days after the initial effectiveness of the registration statement or the completion of the distribution (including any over-allotment option) of the Total Registrable Securities registered under such registration statement or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by Law to be delivered in connection with the sale of such Total Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the Total Registrable Securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition (but in any event not before the expiration of any longer period required under the Securities Act) or (b) with respect to a Short Form

Registration, a period of not more than one hundred eighty (180) days after the initial effectiveness of the registration statement or the completion of the distribution (including any over-allotment option) of the Total Registrable Securities registered under such registration statement or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by Law to be delivered in connection with the sale of Total Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the Total Registrable Securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such Total Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Total Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Total Registrable Securities owned by such seller;

(iv) use its best efforts to register or qualify such Total Registrable Securities under such other securities or blue sky Laws of such jurisdictions as any seller reasonably requests and do any and all other reasonable acts and things which are necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Total Registrable Securities owned by such seller (provided, however, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 12(iv), (b) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Total Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Total Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi) use its best efforts to cause all such Total Registrable Securities to be listed on a national securities exchange or market;

(vii) provide a transfer agent and registrar for all such Total Registrable Securities not later than the effective date of such registration statement;

(viii) with respect to an underwritten offering, enter into such customary agreements (including underwriting agreements and including, for the avoidance of doubt, provisions for indemnification by the Company as may be requested by the underwriters and take all such other actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Total Registrable Securities (including effecting a stock split or a combination of shares);

(ix) make available with reasonable advance notice during normal business hours for inspection by any seller of Total Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 9(a) of the Securities Act and Rule 158 thereunder;

(xi) permit any holder of such Total Registrable Securities, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel is required to be included;

(xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any such Total Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(xiii) with respect to underwritten offerings, use its reasonable best efforts to obtain comfort letters, dated the effective date of such registration statement (and the date of the closing), signed by the Company’s independent certified public accountants (and, if necessary, any other certified public accountants of any business acquired by the Company for which financial statements and financial data are required to be included in the registration statement), in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter(s) in such public offering reasonably request; and

(xiv) with respect to underwritten offerings, as reasonably requested by the managing underwriter(s) of the offering, provide a legal opinion of the Company’s outside counsel, dated the date of the closing, with respect to the effective registration statement and the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

Notwithstanding the foregoing, the Company’s obligations pursuant to this Section 12 shall not include publicly disclosing or making publicly available the Station Financials. The Company may require each seller of Total Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

SECTION 13. REGISTRATION EXPENSES

13A. Company Expenses. The Company shall bear all expenses incident to the Company’s performance of or compliance with Sections 9, 10 and 12 of this Agreement, including all Registration Expenses except to the extent otherwise provided herein.

13B. Reimbursement. Except to the extent otherwise provided herein, in connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Liberman Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Liberman Registrable Securities included in such registration, will reimburse the holders of Investor Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration, and will reimburse the holders of Stockholder Registrable Securities and Piggyback Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Stockholder Registrable Securities and Piggyback Registrable Securities, considered as a whole, included in such registration. Except to the extent otherwise provided herein, in connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Total Registrable Securities included in such registration for the reasonable fees and disbursements of any additional counsel retained by any holder of Total Registrable Securities for the purpose of rendering any legal opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

SECTION 14. INDEMNIFICATION

14A. Indemnification Obligation of the Company. In connection with any registration statement in which a holder of Total Registrable Securities is participating, the Company agrees to indemnify and hold harmless, to the extent permitted by Law, each holder of Total Registrable Securities participating in such offering, and their respective officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses to which any of the foregoing persons may become subject insofar as caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in so far as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such holder of Total Registrable Securities expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

14B. Indemnification of the Company. In connection with any registration statement in which a holder of Total Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto and, to the extent permitted by Law, will indemnify and hold harmless the Company, its directors and officers, each underwriter, broker or other Person acting on behalf of the holders of Total Registrable Securities and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such holder; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Total Registrable Securities pursuant to such registration statement.

14C. Indemnification Procedures. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not adversely affected the indemnifying party) and (ii) unless such indemnified party shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, which if the indemnifying and indemnified party were to be represented by the same counsel, would result in a conflict of interest for such counsel (in which case the indemnifying party shall have the right to participate therein with counsel of its choice), permit such indemnifying party to assume the defense of such claim and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If such defense is assumed, the indemnifying party may not enter into any settlement for such claim without the indemnified party’s consent, unless such settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding, and (ii) does not involve any admission by, the imposition of any non-monetary remedies or obligations on or otherwise adversely affect any person entitled to indemnification. For purposes of clause (ii) preceding, such settlement may involve the imposition only of financial obligations, which shall be wholly borne by the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, except for conflicts of interest that exist between holders of Investor Registrable Securities and except for conflicts that exist between Stockholders (other than Class B Permitted Holders and Investor Registrable Securities).

14D. Contribution. If the indemnification provided for in this Section 14 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Total Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Total Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 14D were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

14E. Other Indemnification Provisions. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

SECTION 15. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Total Registrable Securities will be required to sell more than the number of Total Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 12(v), such Person will forthwith discontinue the disposition of its Total Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 12(v). In the event the Company shall give any such notice, the applicable time period mentioned in Section 12(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 15 to and including the date when each seller of Total Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 12(v).

SECTION 16. DEFINITIONS

“Acquisition Equity Securities” means any Equity Securities issued to Unaffiliated Persons as consideration for acquisitions by the Company or any of its Subsidiaries of assets or businesses in strategic transactions to the extent that such Equity Securities, as of the date of the issuance thereof, do not, together with all prior issuances of Equity Securities issued to Unaffiliated Persons as consideration for acquisitions by the Company or any of its Subsidiaries of assets or businesses in strategic transactions, is less than or equal to 5% of the Company’s outstanding common stock as of such date.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act as in effect on the date hereof. Notwithstanding anything herein or in any Transaction Document to the contrary, Oaktree and Tinicum shall not be considered as Affiliates of each other and none of the Class B Permitted Holders shall be considered an Affiliate of any Investor.

“Aggregate Oaktree/Tinicum Foreign Ownership Percentage” has the meaning set forth in Section 1B(ii)(a)(1).

“Agreement” has the meaning set forth in the Preamble.

“Aliens” has the meaning set forth in Section 1B(ii)(a).

“Allotment Percentage” has the meaning set forth in Section 5A(i).

“Attributable Interest” shall mean an ownership or other interest attributed to its holder(s) and deemed cognizable by the FCC (under the criteria specified in 47 C.F.R. Section 73.3555 or any successor provision, as interpreted by the FCC’s decisions or published and promulgated policies in effect at any time) in any radio or television broadcast station or daily newspaper of general circulation.

“Attributable Stockholder” has the meaning set forth in Section 1B(i)(a).

“Base Share Price” means $1,368,075.52, which number represents the per share consideration paid by the Investors for the shares of New LBI Stock purchased by them on the date hereof, as such dollar amount is appropriately adjusted for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations.

“Below Closing Date Price” has the meaning set forth in Section 1A(i).

“Board” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday or Sunday or any day on which banks in the State of New York or California are required or authorized to be closed.

“Charter” means the Restated Certificate of Incorporation of the Company, and also includes the bylaws of the Company, in each case, as in effect on the date hereof and as may be amended from time to time.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share.

“Class B Directors” has the meaning set forth in Section 7A(ii)(a).

“Class B Long-Form Registration” has the meaning set forth in Section 9C(ii).

“Class B Permitted Holder” means (i) each holder of any shares of Class B Common Stock so long as the Beneficial Owner (as defined in the Charter) of such shares of Class B Common Stock is a Class B Stockholder (as defined in the Charter) and (ii) each holder of any Specified Equity Securities (other than any shares of Class B Common Stock) so long as the Beneficial Owner of such Specified Equity Securities is a Class B Stockholder or would be a Class B Stockholder if such Specified Equity Securities were Class B Common Stock.

“Class B Permitted Transferee” means (i) the Existing Stockholders and (ii) the “Class B Permitted Transferees” (as such term is defined in the Charter as in effect on the date hereof).

“Class B Short-Form Registration” has the meaning set forth in Section 9D(ii).

“Closed Long-Form Registration” has the meaning set forth in Section 9C(i).

“Communications Act’ has the meaning set forth in the Investment Agreement.

“Company” means (i) Liberman Broadcasting, Inc., a Delaware corporation, and (ii) each successor thereto by merger, so long as such successor assumes (by operation of law or otherwise) all obligations of the foregoing entity pursuant to this Agreement and the Investment Agreement.

“Company Competitor” means (a) any Person that is directly or indirectly through any Affiliate engaged in the broadcast business, any portion of which is primarily targeted towards the Spanish language broadcast market or (b) any Person that is directly or indirectly through any Affiliate engaged in the broadcast business, no portion of which is then primarily targeted towards the Spanish language broadcast market but that has directly or indirectly through any Affiliate announced its desire to enter into the Spanish language broadcast business.

“Company Lines of Business” means the television (including cable television) and radio broadcast business, television and radio program production, rental of television, radio and related facilities and properties, outdoor advertising, the leasing or licensing of property or tower space, concerts and other promotional activities and general business services related to any of the foregoing and any business incident thereto.

“Company Maximum Foreign Ownership Percentage” has the meaning set forth in Section 1B(ii)(a)(1).

“Confidential Information” means all non-public information, including financial information and all other information, in each case, concerning the business of the Company or its Subsidiaries, whether furnished before or after the date of this Agreement, whether oral or written, and regardless of the manner or form in which it is, or was, furnished, together with notes, analyses, compilations, studies or other documents prepared by the recipient of such information or its Affiliates or Representatives based upon, containing or otherwise reflecting such information, except that the term “Confidential Information” shall not include information that (a) is or becomes generally available to the public other than as a result of a disclosure, in violation of this Agreement, by the recipient or its Affiliates or Representatives or any other Person who directly or indirectly receives such information from the recipient or its Affiliates or Representatives, (b) becomes available to the recipient from a source other than the Company, its Subsidiaries, or a source providing such information on behalf of the Company or its Subsidiaries, provided, however, that such source is not, to the knowledge of the recipient, bound by a confidentiality agreement with or other obligation of secrecy to the Company or any of its Subsidiaries, or (c) was available to the recipient on a non-confidential basis prior to its disclosure to the recipient by or on behalf of the Company or any of its Subsidiaries.

“Corrective Actions” has the meaning set forth in Section 1B(i)(b).

“Deciding Tinicum Holders” means, at any date of determination, any holder of Tinicum Shares that is an Investor or an Investor Permitted Transferee that, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds at least 75% of the Tinicum Shares then outstanding; provided that “Deciding Tinicum Holders” shall cease to exist for all purposes of this Agreement and the other Transaction Documents at the earlier of such time that (x) no Investor or Investor Permitted Transferee, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds at least 75% of the Tinicum Shares then outstanding or (y) no Investor or Investor Permitted Transferee, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds more than 37.5% of the Tinicum Shares outstanding on the date hereof (after appropriate adjustment for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations but, for purposes of clause (y), without giving effect to the proviso set forth in the definition of the term “Tinicum Shares”.

“Demand Registration” has the meaning set forth in Section 9A.

“Disability” means, with respect to Lenard Liberman or Jose Liberman, if he is unable to perform the duties of the executive vice president or the chief executive officer, as applicable, of the Company due to physical or mental illness, and such inability exists for one-hundred twenty (120) days (including a period of sixty (60) consecutive days) in any twelve (12) consecutive month period; and “Disabled” means, with respect to such a person, that such Person has suffered and is continuing to suffer a Disability.

“Drag Transaction” has the meaning set forth in Section 4A.

“Election Notice” has the meaning set forth in Section 5A(ii).

“Equity Securities” means any capital stock of the Company, any option, warrant or other right to subscribe for or purchase any capital stock of the Company, or any other security convertible into or exchangeable or exercisable for, directly or indirectly, any capital stock of the Company (including stock appreciation, phantom stock, profit participation or similar rights); provided that Specified Preferred Stock shall not constitute Equity Securities.

“Exempt Transfer” has the meaning set forth in Section 3D.

“Existing Stockholders” has the meaning set forth in the Preamble.

“Fair Market Value” of any security or any other asset, right or interest means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Fair Market Value” is being determined and the 20 consecutive business days prior to such day. If at any time such security or other asset, right or interest is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Fair Market Value” shall be the fair value thereof determined jointly by the Board, the holders of a majority of the Class B Common Stock, the holders of a majority of the Oaktree Shares and the holders of a majority of the Tinicum Shares; provided, however, that the agreement of the Board and the holders of a majority of the Class B Common Stock, together with either the holders of a majority of the Oaktree Shares or the holders of a majority of the Tinicum Shares alone, shall be sufficient for such purpose. If such parties are unable to reach agreement within ten (10) days, the “Fair Market Value” shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board, the holders of a majority of the Class B Common Stock, the holders of a majority of the Oaktree Shares or the holders of a majority of the Tinicum Shares; provided, however, that the agreement of the Board and the holders of a majority of the Class B Common Stock, together with either the holders of a majority of the Oaktree Shares or the holders of a majority of the Tinicum Shares alone, shall be sufficient for the purpose of selecting such independent appraiser. If an appraiser is not chosen according to the preceding sentence within ten (10) days after the parties are unable to reach agreement on “Fair Market Value,” the Board shall choose an independent appraiser that is a nationally recognized appraisal firm. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

“FCC” has the meaning set forth in the Investment Agreement.

“FCC Regulations” has the meaning set forth in the Investment Agreement.

“Forced Sale” means any Transfer of Specified Equity Securities held by any Stockholder (other than a Class B Permitted Holder) pursuant to Section 4 if, upon the consummation thereof, the Company shall continue to be a Liberman Controlled Company.

“Foreign Ownership” has the meaning set forth in Section 1B(ii)(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Initiating Holders” means holders of a majority of the Investor Registrable Securities.

“Initiating Stockholder” has the meaning set forth in Section 3C(i).

“Investment Agreement” has the meaning set forth in the Preamble.

“Investor Demand Registration” means an Investor Long-Form Registration or an Investor Short-Form Registration, as applicable.

“Investor Long-Form Registration” has the meaning set forth in Section 9A.

“Investor Permitted Transferee” means (i) any Investor, or (ii) any Person who has received Specified Equity Securities from an Investor, or from any Person described in this clause (ii), in a Transfer in compliance with this Agreement, including Section 3A and Section 3B; provided that “Investor Permitted Transferee” shall not include a transferee in a Drag Transaction, in a Transfer pursuant to Section 3C, in a Sale Event or in a Public Sale.

“Investor Registrable Securities” means the Oaktree Registrable Securities and the Tinicum Registrable Securities.

“Investor Shares” means Oaktree Shares and Tinicum Shares, collectively.

“Investor Short-Form Registration” has the meaning set forth in Section 9A.

“Investors” has the meaning set forth in the Preamble.

“IPO” means an initial public offering of the Company’s common stock pursuant to an effective registration statement under the Securities Act, other than any issuance of the Company’s common stock or rights to acquire common stock (i) as consideration for a merger or acquisition, or (ii) to directors or employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

“Joinder Agreement” has the meaning set forth in the Preamble.

“LBI Media Holdings” means LBI Media Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

“Liberman Controlled Company” means a Person if (i) Class B Permitted Holders collectively, beneficially hold directly or indirectly the power to vote shares of capital stock or other securities of such Person which in the aggregate possess a majority of the total voting power of shares of stock or other securities entitled (without regard to the occurrence of any contingency) to vote on the election of directors (or equivalent Persons), (ii) the obligations of the Class B Permitted Holders hereunder are applicable to the Class B Permitted Holders as the holders of capital stock or other securities of such Person (subject to the terms and conditions of this Agreement), (iii) such Person has assumed or is otherwise bound by the obligations of the Company pursuant to this Agreement with respect to the Stockholders other than the Class B Permitted Holders (subject to the terms and conditions of this Agreement), and (iv) such Person is a Delaware corporation, it being understood that, subject to compliance with clauses (i)-(iv) foregoing, more than one Liberman Controlled Company may exist at any time (with such obligations described in clauses (ii) and (iii) having been assumed under one or more other agreements).

“Liberman Family Interested Persons” means Jose Liberman, Lenard Liberman, any member of their respective Family Groups or any Affiliate of any such Person, other than the Company and its Subsidiaries. For purposes of the foregoing sentence, “Family Group” means (i) such Person’s siblings, spouse, siblings’ spouses, ancestors and descendants, and (ii) any trust, family limited partnership or limited liability company primarily for the benefit of such Person and/or such Person’s siblings, spouse, siblings’ spouses, ancestors and descendants.

“Liberman Owner” has the meaning set forth in Section 18.

“Liberman Registrable Securities” means any shares of New LBI Stock (i) issued to or otherwise acquired by any Class B Permitted Holder, (ii) issued or issuable upon conversion, exercise or exchange of any securities issued to or otherwise acquired by any Class B Permitted Holder, or (iii) issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or clause (ii) by way of stock dividend or stock split or in connection with a combination of New LBI Stock, recapitalization, merger, consolidation or other reorganization. Any particular securities constituting Liberman Registrable Securities will cease to be Liberman Registrable Securities when (i) they have been transferred pursuant to a Public Sale, (ii) all Liberman Registrable Securities are eligible to be sold or distributed by the holders thereof pursuant to Rule 144 (including Rule 144(k)), or (iii) they have ceased to be outstanding.

“Liberman Transfer Consent” has the meaning set forth in Section 3A.

“Long-Form Registration” has the meaning set forth in Section 9A.

“LTIP” means the “Incentive Plan” as such term is defined in each of (i) the Employment Agreement, dated December 18, 2002, between the Company and Winter Horton, (ii) the Employment Agreement, dated September 1, 1999, between the Company and Xavier Ortiz, and (iii) the Employment Agreement, dated December 1, 1999, between Liberman Broadcasting, Inc, a California corporation, and Eduardo Leon, in each case as in effect on the date hereof.

“Majority Oaktree Holders” means, as of any date of determination, any holder of Oaktree Shares that is an Investor or an Investor Permitted Transferee that, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds a majority of the Oaktree Shares then outstanding; provided that “Majority Oaktree Holders” shall cease to exist for all purposes of this Agreement and the other Transaction Documents at the earlier of such time that (x) no Investor or Investor Permitted Transferee, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds a majority of the Oaktree Shares then outstanding or (y) no Investor or Investor Permitted Transferee, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds more than twenty-five percent (25%) of the Oaktree Shares outstanding on the date hereof (after appropriate adjustment for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations but, for purposes of clause (y), without giving effect to the proviso set forth in the definition of the term “Oaktree Shares”).

“Majority Other Stockholders” means holders of a majority of the Stockholder Registrable Securities.

“Management Rights Letter” means the letters described in Section 2.3 and 6.1(h) of the Investment Agreement and the letter agreements (if any) executed pursuant to Section 1B(v) hereof.

“Marketable Securities” means (i) cash and (ii) Cash Equivalents (as defined in the Revolving Credit Agreement) and other securities which are, or within six (6) months of receipt thereof by the holder thereof will be, or may, at the sole election of the holder, be, free of any restrictions on transfer, whether arising under applicable Law, contractual arrangement or otherwise (other than any contractual arrangement entered into by such holder independent of any transaction arising from or required by a Sale Event or Drag Transaction or any transactions contemplated by this Agreement and other than any obligation under any Law that applies to such holder because of attributes that do not generally apply to private equity or distressed debt investors or funds and other than under any anti-fraud Law) and, without limiting the foregoing, which therefore may be transferred by the holder thereof in a liquid market immediately upon or within six (6) months after such holder’s receipt thereof. Any reference in this Agreement to the value or amount of any Marketable Securities means the Fair Market Value of such Marketable Securities as of the date on which such Marketable Securities are received by the holder thereof.

“Net After-Tax Proceeds” means the after-tax consideration paid or payable to a Stockholder (other than a Class B Permitted Holder) in the applicable transaction, assuming for such Person the highest marginal federal, state and local applicable tax rates applicable to an individual living in New York, New York for such transaction taking into account the actual holding period of the stock for each applicable Stockholder (other then a Class B Permitted Holder).

“Net Assets” means the full assets (including cash, notes or other securities) received by the Company and its Subsidiaries as consideration in connection with a Sale Event described in clause (A) of the definition thereof, other than such assets necessary to fulfill the Company’s and/or any of its Subsidiaries’ obligations (x) to repay indebtedness, tax obligations and other obligations, including transaction costs incurred in connection with such Sale Event and/or any distributions, payments, redemptions or other transfers relating thereto, (y) to fund reserves for any contingent considerations, such as funds placed in escrow at such closing or earn-out payments which may be made after closing of the applicable transaction, or (z) to fund reserves established by the board of directors (or similar governing body) of the Company and/or any of its Subsidiaries with respect to any liquidation or dissolution of the Company and/or its Subsidiaries. For the avoidance of doubt, “Net Assets” shall not include (a) any contingent considerations (e.g., funds placed in escrow at the closing of the applicable Sale Event or earn-out payments which may be made after such closing), or (b) any payments scheduled to be made after such closing (it being understood, for example, that payments scheduled to be made under promissory notes shall not be included in Net Assets, but such promissory notes shall be included in Net Assets).

“New LBI Stock” means (i) any Class A Common Stock or Class B Common Stock held by any Stockholder as of the closing of the transactions contemplated by the Investment Agreement or at any time thereafter, and (ii) any capital stock or other Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization. Any shares of stock constituting New LBI Stock shall cease to be New LBI Stock when they have been transferred pursuant to a Public Sale.

“New Securities” has the meaning set forth in Section 5B.

“New Stockholders” has the meaning set forth in the Preamble.

“Nonqualifying Consideration” has the meaning set forth in Section 4C(iii).

“Notice of Additional Documentation” has the meaning set forth in Section 3C(i).

“Oaktree” has the meaning set forth in the Preamble.

“Oaktree Director” has the meaning set forth in Section 7A(ii)(b).

“Oaktree Fund” has the meaning set forth in the Preamble.

“Oaktree Observer” has the meaning set forth in Section 7C.

“Oaktree Registrable Securities” means any shares of New LBI Stock (i) issued to or otherwise acquired by Oaktree, (ii) issued or issuable upon conversion, exercise or exchange of any securities issued to or otherwise acquired by Oaktree, or (iii) issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or clause (ii) by way of stock dividend or stock split or in connection with a combination of New LBI Stock, recapitalization, merger, consolidation or other reorganization. Any particular securities otherwise constituting Oaktree Registrable Securities will cease to be Oaktree Registrable Securities when (i) they have been transferred pursuant to a Public Sale, (ii) all Oaktree Registrable Securities are eligible to be sold or distributed by the holders thereof pursuant to Rule 144 (including Rule 144(k)), or (iii) they have ceased to be outstanding.

“Oaktree Shares” means (i) the shares of Class A Common Stock (including any Class A Common Stock issued or issuable upon conversion of Class B Common Stock) issued to or purchased by Oaktree on the date hereof, and (ii) any securities issued or issuable directly or indirectly with respect to the shares referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any of the securities referred to in the foregoing clauses (i) or (ii) which are transferred in a Forced Sale or in a Transfer pursuant to Section 3C shall cease to be “Oaktree Shares” upon and after such Transfer. For purposes of any calculation with respect to Oaktree Shares, share amounts shall be calculated after appropriate adjustment for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations.

“Oaktree/Tinicum Maximum Foreign Ownership Percentage” has the meaning set forth in Section 1B(ii)(a).

“Optimal Number” has the meaning set forth in Section 9E.

“Other Attributable Interest” means, with respect to any Person, any radio or television broadcast station or daily newspaper of general circulation in which such Person would hold an Attributable Interest as a result of the consummation of a proposed transaction, it being understood that “Other Attributable Interests” with respect to the Company and its Subsidiaries shall not include any radio or television broadcast station in which the Company or any of its Subsidiaries holds an Attributable Interest on the date hereof, unless the Company or its Subsidiary, as applicable, subsequently divests such interest so that it no longer holds an Attributable Interest therein.

“Participating Shares” has the meaning set forth in Section 3C(iv).

“Participating Stockholder” has the meaning set forth in Section 3C(ii).

“Permitted Transferee” has the meaning set forth in Section 3D.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrable Securities” means any shares of New LBI Stock (i) issued to or otherwise acquired by Stockholders (other than Oaktree, Tinicum or Class B Permitted Holders) from the Company (or any subsequent transfer of such New LBI Stock to a Stockholder (other than Oaktree, Tinicum or Class B Permitted Holders)), (ii) issued or issuable upon conversion, exercise or exchange of any securities issued to or otherwise acquired by Stockholders (other than Oaktree, Tinicum or Class B Permitted Holders) from the Company (or any subsequent transfer of such New LBI Stock to a Stockholder (other than Oaktree, Tinicum or Class B Permitted Holders)), or (iii) issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or clause (ii) by way of stock dividend or stock split or in connection with a combination of New LBI Stock, recapitalization, merger, consolidation or other reorganization. Any particular securities otherwise constituting Piggyback Registrable Securities will cease to be Piggyback Registrable Securities when (i) they have been transferred pursuant to a Public Sale, (ii) all Piggyback Registrable Securities are eligible to be sold or distributed by the holders thereof pursuant to Rule 144 (including Rule 144(k)), or (iii) they have ceased to be outstanding.

“Piggyback Registration” has the meaning set forth in Section 10A.

“Potential Company-Caused Ownership Rule Compliance Issue” has the meaning set forth in Section 1B(i)(a).

“Potential Investor-Caused Ownership Rule Compliance Issue” has the meaning set forth in Section 1B(ii)(b).

“Potential Ownership Rule Compliance Issue” has the meaning set forth in Section 1B(ii)(b).

“Predecessor Company” has the meaning set forth in the Preamble.

“Preemptive Right Notice” has the meaning set forth in Section 5A(ii).

“Pro Rata Share” has the meaning set forth in Section 1B(ii)(a)(1).

“Public Sale” means any sale of Specified Equity Securities to the public pursuant to an offering registered under the Securities Act or, following an IPO, to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Qualified IPO” means the consummation by the Company of an initial public offering of common stock (i) with gross proceeds to the Company and its stockholder(s), in the aggregate (without deduction of commissions) of $50,000,000 or more, or (ii) consummated pursuant to an Investor Demand Registration.

“Qualifying Consideration” with respect to any transaction means, consideration, at least seventy-five percent (75%) of which constitutes cash and Marketable Securities and the remaining portion of which consists solely of promissory notes, if any, with terms and in form identical (other than names of payees, amounts to each payee and notice addresses) to, and issued by the same issuer as, the promissory notes included in the consideration paid to the Class B Permitted Holders in such transaction; provided that the amount of notes to be received by the Stockholders (other than the Class B Permitted Holders) (on a per share basis with respect to Specified Equity Securities) in such transaction shall not be higher than the amount of notes that the Class B Permitted Holders will receive as consideration for the Specified Equity Securities sold in such transaction (on a per share basis).

“Qualifying Incentive Compensation” has the meaning set forth in Section 5B.

“Quarterly Station Financials” has the meaning set forth in Section 2A(i).

“Registrable Securities” means, collectively, the Investor Registrable Securities and the Liberman Registrable Securities.

“Registration Expenses” means all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding stock transfer taxes, discounts and commissions) and other Persons retained by the Company. For the avoidance of doubt, “Registration Expenses” shall not include any of the following, which shall in all events be borne solely by the Company: the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

“Representatives” means the directors, officers, employees, consultants, agents, advisors, and representatives (including observers) of any recipient of Confidential Information, including such recipient’s auditors, legal advisors and financial advisors.

“Required Appointment Actions” has the meaning set forth in Section 17.

“Restricted Business” has the meaning set forth in Section 18A.

“Restricted Period” has the meaning set forth in Section 18A.

“Revolving Credit Agreement” means that certain Amended and restated Credit Agreement, dated as of May 8, 2006, among LBI Media, Inc., the guarantors party thereto, the lenders party thereto, Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, as joint lead arrangers, Wachovia Bank, N.A. and Harris Nesbitt, as co-syndication agents, Union Bank of California, N.A., as documentation agent, Credit Suisse, Cayman Islands Branch, as collateral agent, and Credit Suisse, Cayman Islands Branch, as administrative agent.

“ROFO Exercise Notice” has the meaning set forth in Section 3B(ii).

“ROFO Outside Date” has the meaning set forth in Section 3B(iii).

“ROFO Termination Date” has the meaning set forth in Section 3B(iv).

“ROFO Transfer Shares” has the meaning set forth in Section 3B(i).

“Sale Event” means (A) the sale of 90% or more of the assets of the Company and its Subsidiaries to an Unaffiliated Person or Unaffiliated Persons, or (B) any transaction with an Unaffiliated Person (whether by merger or consolidation of the Company, by issuance, sale or Transfer of Equity Securities of the Company or otherwise), if, as a result of such transaction, the Company (or its successor) is no longer a Liberman Controlled Company; provided that an IPO shall not, by itself and without limitation on clause (B) preceding, constitute a Sale Event.

“SEC” means the U.S. Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal Law then in force.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal Law then in force.

“Short-Form Registration” has the meaning set forth in Section 9A.

“Specified Equity Securities” means Equity Securities, other than (i) Equity Securities issued to directors or employees of or consultants to the Company or its Subsidiaries as Qualifying Incentive Compensation (including (a) the issuance of Equity Securities as Qualifying Incentive Compensation that are exercisable for other Equity Securities and (b) the issuance of Equity Securities upon the exercise of rights pursuant to Equity Securities referenced in the foregoing clause (a)), (ii) Equity Securities issued as “equity kickers” to bona fide independent third-party lenders pursuant to debt financings, (iii) any Equity Securities issued pursuant to an IPO or any other firm commitment underwritten public offering registered under the Securities Act, (iv) any Acquisition Equity Securities, (v) any Equity Securities issued pursuant to the LTIP in accordance with the terms thereof or (vi) any Equity Securities issued in connection with a Sale Event and (vii) any Equity Securities issued in any stock split, dividend, combination, recapitalization or similar transaction in respect of Equity Securities described in the foregoing clauses (i) to (vi). Any Equity Securities constituting Specified Equity Securities shall cease to be Specified Equity Securities when they have been transferred pursuant to a Public Sale. References to “applicable Specified Equity Securities” shall refer to Specified Equity Securities of a common category, it being understood, for example, that Class A Common Stock and Class B Common Stock are of a common category, but preferred stock, if any, of the Company, on the one hand, and Class A Common Stock or Class B Common Stock, on the other hand, are not of a common category.

“Specified Preferred Stock” means any preferred stock of the Company that does not contain features permitting (i) any conversion or exchange of such preferred stock to common stock or other Equity Securities of the Company (other than any other Specified Preferred Stock), (ii) any right to participate with the Company’s common stock or other Equity

Securities (other than any other Specified Preferred Stock), (iii) any variable dividends or distributions based on the Company’s performance or (iv) any discretionary distributions or discretionary dividends; provided that such preferred stock may have liquidation preferences (to the extent such liquidation preferences are not based on the Company’s performance).

“Specified Subsidiaries” has the meaning set forth in Section 7B.

“Standard Obligations” for a Stockholder (other than a Class B Permitted Holder) in connection with a Transfer pursuant to Section 3C or in a Drag Transaction pursuant to Section 4 means (i) representations and warranties as to such Stockholder’s title to and ownership of Specified Equity Securities being Transferred or otherwise subject to the applicable transaction, such Stockholder’s own organization, authorization, execution and delivery of relevant documents, the enforceability of relevant agreements against such Stockholder and other matters relating solely to such Stockholder, (ii) covenants by such Stockholder to effect the proposed Transfer of its applicable Specified Equity Securities, to fulfill its other obligations described in Section 4B, and to provide further assurances with respect to consummation of such proposed Transfer and with respect to such other obligations, (iii) indemnification obligations and other remedies with respect to breaches of the foregoing; (for the avoidance of doubt, and notwithstanding clause (iv) following, it being understood that no such Stockholder shall be obligated to enter into any indemnification obligation to the extent relating directly or indirectly to any other Stockholder or any other Stockholder’s Specified Equity Securities), and (iv) indemnification obligations and other remedies with respect to breaches of representations and warranties of or relating to the Company and its Subsidiaries (other than pursuant to clauses (i)-(iii) foregoing), so long as (A) such obligations are undertaken by each Stockholder participating in such transaction (other than holders of Equity Securities that are not Specified Equity Securities solely with respect to obligations arising from or with respect to such Equity Securities), (B) the obligations of each Stockholder (other than Class B Permitted Holders) are several, and not joint and several, with each such Stockholder liable solely for its ratable share of any damages or obligations (based on the relative share of proceeds received by each such Stockholder in such Transfer), and (C) in no event shall any Stockholder (other than any Class B Permitted Holder) be liable in respect of any such indemnity obligations or other remedies in or pursuant to this clause (iv) in connection with any transaction in an aggregate amount in excess of the Net After-Tax Proceeds to such Stockholder in such Transfer.

“Station Financials” has the meaning set forth in Section 2A(ii).

“Station KZJL” means the commercial television broadcast station licensed to Houston, Texas and currently operated under the call sign KZJL(TV), as such community of license or call sign may be modified from time to time.

“Stockholder Closed Long-Form Registration” has the meaning set forth in Section 9C(iii).

“Stockholder Demand Registration” means a Stockholder Long-Form Registration or Stockholder Short-Form Registration, as applicable.

“Stockholder Registrable Securities” means any shares of New LBI Stock (i) Transferred to or otherwise acquired by Stockholders (other than Oaktree, Tinicum or Class B Permitted Holders) from a Class B Permitted Holder (or any subsequent transfer of such New LBI Stock to a Stockholder (other than Oaktree, Tinicum or Class B Permitted Holders)), (ii) issued or issuable upon conversion, exercise or exchange of any securities issued to or otherwise acquired by Stockholders (other than Oaktree, Tinicum or Class B Permitted Holders) from a Class B Permitted Holder (or any subsequent transfer of such New LBI Stock to a Stockholder (other than Oaktree, Tinicum or Class B Permitted Holders)), or (iii) issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or clause (ii) by way of stock dividend or stock split or in connection with a combination of New LBI Stock, recapitalization, merger, consolidation or other reorganization. Any particular securities otherwise constituting Stockholder Registrable Securities will cease to be Stockholder Registrable Securities when (i) they have been transferred pursuant to a Public Sale, (ii) all Stockholder Registrable Securities are eligible to be sold or distributed by the holders thereof pursuant to Rule 144 (including Rule 144(k)), or (iii) they have ceased to be outstanding.

“Stockholder Restricted Business” has the meaning set forth in Section 1B(viii).

“Stockholders” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Company.

“Tag-Along Election Period” has the meaning set forth in Section 3C(ii).

“Tag-Along Portion” means, with respect to any Participating Stockholder relating to any applicable Specified Equity Securities, the number of such applicable Specified Equity Securities equal to the product of (a) the quotient determined by dividing the number of such applicable Specified Equity Securities held by such Participating Stockholder by the sum of (i) the aggregate number of such applicable Specified Equity Securities held by the Initiating Stockholder and all Participating Stockholders, collectively, and (ii) the aggregate number of the applicable Equity Securities (other than Specified Equity Securities) held by all Other Tag-Along Stockholders, multiplied by (b) the number of such applicable Specified Equity Securities to be sold in such Transfer as set forth in the Tag-Along Sale Notice.

“Tag-Along Sale Notice” has the meaning set forth in Section 3C(i).

“Tinicum” has the meaning set forth in the Preamble.

“Tinicum Director” has the meaning set forth in Section 7A(ii)(c).

“Tinicum Observer” has the meaning set forth in Section 7C.

“Tinicum Registrable Securities” means any shares of New LBI Stock (i) issued to or otherwise acquired by Tinicum, (ii) issued or issuable upon conversion, exercise or exchange of any securities issued to or otherwise acquired by Tinicum, or (iii) issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or clause (ii) by way of stock dividend or stock split or in connection with a combination of New LBI Stock, recapitalization, merger, consolidation or other reorganization. Any particular securities otherwise constituting Tinicum Registrable Securities will cease to be Tinicum Registrable Securities when (i) they have been transferred pursuant to a Public Sale, (ii) all Tinicum Registrable Securities are eligible to be sold or distributed pursuant to Rule 144 (including Rule 144(k)), or (iii) they have ceased to be outstanding.

“Tinicum Shares” means (i) the shares of Class A Common Stock (including any Class A Common Stock issued or issuable upon conversion of Class B Common Stock) issued to or purchased by Tinicum on the date hereof and (ii) any securities issued or issuable directly or indirectly with respect to the shares referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any of the securities referred to in the foregoing clauses (i) or (ii) which are transferred in a Forced Sale or in a Transfer pursuant to Section 3C shall cease to be “Tinicum Shares” upon and after such Transfer. For purposes of any calculation with respect to Tinicum Shares, share amounts shall be calculated after appropriate adjustment for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations.

“Tolling Date” has the meaning set forth in Section 18A.

“Total Registrable Securities” means, collectively, the Registrable Securities, Stockholder Registrable Securities and Piggyback Registrable Securities.

“Transfer” has the meaning set forth in Section 3A.

“Transfer Notice” has the meaning set forth in Section 3B(i).

“Transfer Shares” has the meaning set forth in Section 3C(i).

“Transferring Stockholder” has the meaning set forth in Section 3B(i).

“Unaffiliated Person” means any Person other than an Existing Stockholder, a Class B Permitted Transferee, a Liberman Family Interested Person or any Affiliate of any of the foregoing.

“Unrestricted Number” means the number of applicable Specified Equity Securities equal to the product of (i) the number of such applicable Specified Equity Securities constituting Transfer Shares and (ii) a fraction, (a) the numerator of which is the number of such applicable Specified Equity Securities the Participating Stockholders have collectively elected to include in such Transfer pursuant to Section 3C, and (b) the denominator of which is the aggregate number of such applicable Specified Equity Securities the Stockholders (other than Class B Permitted Holders) are collectively entitled to include in such Transfer pursuant to Section 3C.

“VCOC Interest” has the meaning set forth in Section 1B(v).

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Investment Agreement.

SECTION 17. REPLACEMENT OF CHIEF EXECUTIVE OFFICER

In the event of the death or during the Disability of both Lenard Liberman and Jose Liberman or if both Lenard Liberman and Jose Liberman are no longer actively involved on a full-time basis in the management and operations of the Company and its Subsidiaries (whether due to death, Disability or otherwise), the holders of a majority of the Class B Common Stock shall identify a candidate for the position of chief executive officer of the Company and its Subsidiaries, who will be presented to the Investors and the Investor Permitted Transferees. If either the Majority Oaktree Holders (if the Majority Oaktree Holders then exist) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders then exist) approve the candidate proposed by the holders of a majority of the Class B Common Stock, then the holders of Class B Common Stock, the Investors then holding Specified Equity Securities and the Investor Permitted Transferees shall take all actions necessary, including causing directors appointed by them to take all actions necessary, so that such Person is elected by the Board as the chief executive officer of the Company (the “Required Appointment Actions”). If neither the Majority Oaktree Holders (if the Majority Oaktree Holders then exist) nor the Deciding Tinicum Holders (if the Deciding Tinicum Holders then exist) approve the candidate proposed by the holders of a majority of the Class B Common Stock, then the holders of a majority of the Class B Common Stock shall propose an alternative candidate. The process set forth above shall be repeated until either the Majority Oaktree Holders (if the Majority Oaktree Holders then exist) or the Deciding Tinicum Holders (if the Deciding Tinicum Holders then exist) have approved a candidate proposed by the holders of a majority of the Class B Common Stock, at which time the holders of the Class B Common Stock, the Investors then holding Specified Equity Securities and the Investor Permitted Transferees shall take the Required Appointment Actions. The rights and obligations under this Section 17 shall terminate at the earliest of (i) immediately after the consummation of a Qualified IPO, (ii) immediately before the consummation of a Sale Event or (iii) at such time as neither the Deciding Tinicum Holders nor the Majority Oaktree Holders exist; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, the rights and obligations under this Section 17 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

SECTION 18. RESTRICTIVE PROVISIONS

As of immediately prior to the closing of the transactions contemplated by the Investment Agreement, Jose Liberman and Lenard Liberman (together, the “Liberman Owners”) and members of their immediate family own all beneficial interest in all outstanding shares of the Company and have acquired confidential and proprietary information relating to the business and operations of the Company and its Subsidiaries. Each of them and such members of their immediate family will receive valuable consideration as part of the transactions contemplated by the Investment Agreement (including execution and delivery of this Agreement) and therefore has a material economic interest in the consummation thereof. In furtherance of the foregoing, and in order to protect the goodwill related to the business and operations of the Company, each of the Liberman Owners has agreed to certain restrictive covenants in this Agreement relating to confidentiality, non-competition and non-solicitation, which are essential parts of the transactions contemplated by the Investment Agreement.

The Liberman Owners, together with their Affiliates, will own, at the closing, all of the Class B Common Stock, which has 10 votes per share compared to Class A Common Stock, which has one vote per share, so that their 61.11537% aggregate economic ownership represents 94.01810% of voting control of the Company.

The Investors are making the investment contemplated by this Agreement based on their respect for, and confidence in, the Liberman Owners, and their operating and voting control of the Company.

18A. Limitation on Engaging in Restricted Business. From the date hereof until the end of the two year period commencing on the date on which such Person no longer continues to own, directly or indirectly, any Specified Equity Securities (or any successor security thereof) (such date, the “Tolling Date” and such period, the “Restricted Period”), each Liberman Owner agrees that he shall not, except through or in connection with the Company, any other Liberman Controlled Company or any of their respective Subsidiaries, engage directly or indirectly in any business that the Company or any of its Subsidiaries conducts as of the Tolling Date in any geographic area in which the Company or any of its Subsidiaries conducts such business as of the Tolling Date (a “Restricted Business”) (it being understood that the business of LDL Enterprises as conducted on the date hereof and business relating or incidental thereto is not a Restricted Business); provided, however, that the ownership of (x) less than five percent (5%) of the outstanding stock of any publicly traded corporation which engages in the Restricted Business shall not constitute engaging in a Restricted Business so long as Lenard Liberman or Jose Liberman, as applicable, has given notice to the Investors and Investor Permitted Transferees prior to acquiring any such stock or (y) any stock received by Lenard Liberman or Jose Liberman as consideration in a Sale Event shall not constitute engaging in a Restricted Business.

18B. Non-Solicitation. In addition, during the Restricted Period, each Liberman Owner (other than in his capacity as a director or officer of the Company, any other Liberman Controlled Company or any of their respective Subsidiaries) agrees that he shall not directly or indirectly (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Restricted Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, advertiser or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, advertiser or business relation and the Company or any Subsidiary.

18C. Confidentiality. For a period of two (2) years from and after the date on which such Person no longer continues to serve as a director or officer of the Company, any other Liberman Controlled Company or any of their respective Subsidiaries, each Liberman Owner agrees to keep, and to cause his respective Representatives to keep, strictly confidential, and not to disclose or permit his respective Representatives to disclose, any Confidential Information in his or their respective possession. In the event that either Liberman Owner or any of their respective Representatives are required by applicable Law or by interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process or regulation with respect to any litigation, investigation or other proceeding before any court or arbitrator to disclose any Confidential Information, then prior to disclosing any such information in accordance with such request such Liberman Owner will provide the Company with written notice (unless prohibited by Law) of such request or requirement so that the Company may seek an appropriate protective order (and if the Company seeks such an order, such Liberman Owner and his respective Representatives will provide such reasonable cooperation at the Company’s sole expense as the Company shall reasonably request). If in the absence of a protective order, the Liberman Owner or any of his respective Representatives nonetheless, upon the advice of legal counsel reasonably believes he is required by Law to disclose Confidential Information, such Person may disclose only that portion of the Confidential Information that such Person reasonably believes he is required to disclose and such Person will exercise commercially reasonable efforts to obtain assurance that such Confidential Information will be afforded confidential treatment. Each of Lenard Liberman and Jose Liberman shall be responsible for any failure of his respective Representatives to comply with this Section 18C.

18D. Construction. If a court of competent jurisdiction declares in a final judgment that any term or provision of this Section 18 is invalid or unenforceable, the Parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. For the avoidance of doubt, the obligations of Lenard Liberman and Jose Liberman under this Section 18 shall be several and not joint.

18E. Termination. This Section 18 shall terminate (including that any Restricted Period then in effect shall terminate) upon the earlier to occur of (i) a Qualified IPO, (ii) a Sale Event, or (iii) any other circumstance as a result of which both the Majority Oaktree Holders and the Deciding Tinicum Holders have ceased to exist; provided, however, that in the event any Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) are to be paid, distributed or otherwise transferred to the Stockholders (other than Class B Permitted Holders) in connection with a Sale Event described in clause (A) of the definition thereof, whether pursuant to a distribution, redemption or otherwise, this Section 18 shall not terminate in connection with such Sale Event until all such Net Assets (or Qualifying Consideration in lieu thereof, or any combination of the foregoing) to be paid, distributed or otherwise transferred to such Stockholders (other than Class B Permitted Holders) have been paid, distributed or otherwise transferred to such holders.

SECTION 19. MISCELLANEOUS

19A. Amendment and Waiver. Except as otherwise provided herein (including Section 8B and Section 8C), no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the holders of a majority of the Investor Registrable Securities and the holders of a majority of the Class B Common Stock; provided, however, that no such modification, amendment or waiver that is disproportionately adverse to the holders of Tinicum Shares (as compared to the holders of Oaktree Shares) shall be effective against the holders of Tinicum Shares unless such modification, amendment or waiver is approved in writing by the holders of a majority of the Tinicum Shares and no such modification, amendment or waiver that is disproportionately adverse to the holders of Oaktree Shares (as compared to the holders of Tinicum Shares) shall be effective against the holders of Oaktree Shares unless such modification, amendment or waiver is approved in writing by the holders of a majority of the Oaktree Shares. Notwithstanding the foregoing, if after the date hereof, the Company issues Specified Equity Securities to any Person or any Class B Permitted Holder Transfers any Specified Equity Securities of such Class B Permitted Holder to any Person (other than any other Class B Permitted Transferee), then the Company (in the case of such issuance) or the holders of a majority of the Class B Common Stock (in the case of any such Transfer by any Class B Permitted Holder), as the case may be, shall have the right to amend this Section 19A other than the first sentence hereof (without the consent of any other party hereto) to grant to the purchasers of such Specified Equity Securities (and their subsequent transferees) independent rights under this Section 19A so long as such rights are no more favorable to such purchasers (and their subsequent transferees) as the rights of the Investors under this Section 19A as of the date hereof.

19B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19C. Entire Agreement. Except as otherwise expressly set forth herein, this document, the Investment Agreement, the Charter and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

19D. Certain Other Agreements. The Company will not hereafter enter into any agreement with respect to its equity securities which violates at such time or solely with the passage of time the rights granted to the holders of Registrable Securities in this Agreement.

19E. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders from time to time party hereto and the respective successors and assigns of each of them only as permitted under this Agreement and, so long as they hold Specified Equity Securities.

19F. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

19G. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at Law or in equity, to enforce the provisions of this Agreement.

19H. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company, the Existing Stockholders or the Investors at the address set forth below and to any subsequent Stockholder at such address as indicated by the Company’s records or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (iv) five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

If to the Company or the Existing Stockholders, to:

Liberman Broadcasting, Inc.

1845 West Empire Avenue

Burbank, California 91504

Telephone: (818) 563-5722

Facsimile: (818) 558-4244

Attention:     Lenard Liberman

with copies (which shall not constitute notice) to:

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071

Telephone: (213) 430-6000

Facsimile: (213) 430-6407

Attention:     Joseph K. Kim, Esq.

       John-Paul Motley, Esq.

       Todd D. Rosenberg, Esq.

If to Oaktree, to:

Oaktree Capital Management, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Telephone: (213) 830-6300

Facsimile: (213) 830-6394

Attention:     James Ford

       Kenneth Liang, Esq.

       Osvaldo Pereira

       Rich Ting, Esq.

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

777 South Figueroa Street

Los Angeles, California 90017

Telephone: (213) 680-8400

Facsimile: (213) 680-8500

Attention:     John A. Weissenbach

       Hamed Meshki

If to Tinicum, to:

Tinicum Incorporated

800 Third Avenue, 40th Floor

New York, New York 10022

Telephone: (212) 446-9385

Facsimile: (212) 750-9264

Attention:     Terence O’Toole

       Stephanie Chen

with a copy (which shall not constitute notice) to:

Sonnenschein, Nath & Rosenthal LLP

525 Market St., 26th Floor

San Francisco, California 94105

Telephone: (415) 882-5025

Facsimile: (415) 882-0300

Attention: Marc Morgenstern, Esq.

19I. Governing Law. The corporate Law of the State of Delaware will govern all issues concerning the relative rights of the Company and the Stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

19J. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19K. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

19L. No Third-Party Beneficiaries. Except as otherwise provided in Section 7G and Section 14, this Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

19M. Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

19N. Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All references in this Agreement and in the other Transaction Documents to the approval of the Board (or the board of directors (or any similar governing body)) or the determination of the Board (or the board of directors (or any similar governing body)) (or similar phrases) shall mean the approval or the determination by the majority of the members of the Board (or the board of directors (or any similar governing body)).

19O. Arbitration. Any dispute, controversy or other matters as to which the parties to this Agreement disagree arising out of, relating to or in connection with the provisions of this Agreement or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration conducted in accordance with the provisions of Section 8.16 of the Investment Agreement.

19P. Required FCC Approvals. Notwithstanding any provision of this Agreement to the contrary, if the prior consent of the FCC is required in connection with any action contemplated by this Agreement, such action shall not occur until the prior consent of the FCC is obtained (and any time periods set forth in this Agreement that would have expired but for the operation of this Section 19P shall be deemed extended to the extent reasonably necessary to comply with this Section 19P).

19Q. References to Class A Common Stock and Class B Common Stock. Notwithstanding anything in this Agreement to the contrary, all references in this Agreement to Class A Common Stock and to Class B Common Stock shall be deemed to refer to such securities and (i) any Specified Equity Securities issued or issuable directly or indirectly with respect to such securities by way of dividend or split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization and (ii) any class of successor securities thereof, including as a result of any merger or consolidation and including securities of any Person that is the successor to the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

COMPANY:

LIBERMAN BROADCASTING, INC.

By:	/s/ Lenard D. Liberman
Name:	Lenard D. Liberman
Title:	Executive Vice President, Chief Financial Officer and Secretary

JOSE LIBERMAN:

/s/ Jose Liberman
Jose Liberman, solely for purposes of Section 18

EXISTING STOCKHOLDERS:

/s/ Lenard D. Liberman
Lenard D. Liberman

LIBERMAN TRUST DATED 11/07/02

By:	/s/ Jose Liberman
Name:	Jose Liberman
Title:	Trustee

INVESTORS:

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By:	OCM Principal Opportunities Fund III GP, LLC
Its:	General Partner

By:	Oaktree Capital Management, LLC
Its:	Managing Member

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Osvaldo E. Pereira
Name:	Osvaldo E. Pereira
Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IIIA, L.P.

By:	OCM Principal Opportunities Fund III GP, LLC
Its:	General Partner

By:	Oaktree Capital Management, LLC
Its:	Managing Member

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Osvaldo E. Pereira
Name:	Osvaldo E. Pereira
Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV AIF (DELAWARE), L.P.

By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP LTD.
Its:	General Partner

By:	Oaktree Capital Management, LLC
Its:	Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Osvaldo E. Pereira
Name:	Osvaldo E. Pereira
Title:	Vice President

OCM OPPS BROADCASTING, LLC

By:	Oaktree Capital Management, LLC
Its:	Manager

By:	/s/ Bruce Karsh
Name:	Bruce Karsh
Title:	President

By:	/s/ Kenneth Liang
Name:	Kenneth Liang
Title:	Managing Director

TINICUM CAPITAL PARTNERS II, L.P.

By:	/s/ Terence O’Toole
Name:	Terence O’Toole
Title:	Managing Member

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

By:	/s/ Terence O’Toole
Name:	Terence O’Toole
Title:	Managing Member

[End of Signature Page to the Investor Rights Agreement.]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement is being delivered to Liberman Broadcasting, Inc., a Delaware corporation (the “Company”), pursuant to Section 8 of that certain Investors Rights Agreement, dated as of                     , 2007 (as amended from time to time, the “Investor Rights Agreement”), among the Company, OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund IIIA, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund IV AIF (Delaware), L.P., a Delaware limited partnership, OCM Opps Broadcasting, LLC, a Delaware limited liability company, Tinicum Capital Partners II, L.P., a Delaware limited partnership, Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership, and certain other stockholders of the Company who are from time to time party thereto and, solely for purposes of Section 18, Jose Liberman. Capitalized terms used herein shall have the meanings assigned to such terms in the Investor Rights Agreement.

The undersigned hereby executes and delivers to the Company this Joinder Agreement, pursuant to which the undersigned hereby becomes a party to the Investor Rights Agreement and agrees to be bound by the provisions of the Investor Rights Agreement. In connection with the execution and delivery of this Joinder Agreement and effective thereupon, the undersigned hereby notifies the Company that [the undersigned has acquired from the Company / [name of Stockholder] has transferred to the undersigned]              [shares] of Specified Equity Securities [(composed of              shares of Class A Common Stock) / (composed of              shares of Class B Common Stock, which [remain shares of Class B Common Stock as the undersigned is a Class B Permitted Holder / shall automatically convert into shares of Class A Common Stock upon such transfer, on a one-to-one basis, including fractional shares]) / composed of              [shares of] [describe other category of Specified Equity Securities]].

The undersigned hereby represents and warrants to the Company and the Stockholders that this Joinder has been duly authorized, executed and delivered by the undersigned, and that it is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

[The representations in the following three paragraphs must be included with respect to any Person other than Class B Permitted Holders signing this Joinder Agreement]

The undersigned hereby represents and warrants that the Specified Equity Securities to be acquired by it in connection with the execution of this Joinder Agreement have not been, and will not be, registered under the Securities Act or under any state securities Laws and are being offered and sold in reliance upon the federal and state exemptions for transactions not involving any public offering. The undersigned is acquiring the Specified Equity Securities for its own account for investment purposes, not as a nominee or agent, and not with a view to the distribution thereof. Other than pursuant to the Investor Rights Agreement, the undersigned does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third party, with respect to any Specified

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Equity Securities. The undersigned is a sophisticated investor with knowledge and experience in business and financial matters and has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Specified Equity Securities. The undersigned is an Accredited Investor (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and is able to bear the economic risk and lack of liquidity inherent in holding the Specified Equity Securities. The undersigned [is/is not] intended to be a “venture capital operating company” for purposes of Department of Labor Regulation §2510.3-101 et seq.

No filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will be required to be made by the undersigned in connection with the purchase of the Specified Equity Securities acquired in connection with the execution of this Joinder Agreement.

The percentage of Foreign Ownership of Equity Securities (whether measured based on equity and/or voting interests) as is comprised by Equity Securities to be held by the undersigned after giving effect to the acquisition of Equity Securities which requires the execution of this Joinder Agreement, does not exceed the maximum percentage of Foreign Ownership (whether measured based on equity and/or voting interests) as is allocated to such Equity Securities pursuant to Section 1B(ii)(a) of the Investor Rights Agreement, as determined in accordance therewith. To the extent that the undersigned will be an Attributable Stockholder as a result of the Transfer and/or issuance of Equity Securities to the undersigned, any “attributable interests” (as defined in 47 C.F.R. Section 73.3555 or any other FCC Regulations in effect as of the date hereof) held by the undersigned and/or any of its Affiliates in any radio or television broadcast station or daily newspaper (each an “Attributable Interest”) as of the date hereof are set forth in Exhibit 2 hereto and the undersigned further represents and warrants that neither it nor any of its Affiliates holds any Attributable Interest that, either individually or together with other Attributable Interests held by the undersigned and/or any of its Affiliates, would result in the Company or any of its Subsidiaries being in violation of the FCC’s media ownership rules on the date hereof and that neither the undersigned nor any of its Affiliates has entered into any binding agreement that would result in the undersigned or any of its Affiliates acquiring any Attributable Interest that, individually or together with other Attributable Interests held by the undersigned and/or any of its Affiliates, would result in the Company or any of its Subsidiaries being in violation of the FCC’s media ownership rules. The undersigned is qualified to hold the Equity Securities of the Company being acquired by the undersigned on the date hereof under the Communications Act and the rules, regulations and policies of the FCC and there are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify the Company or any of its Subsidiaries as an owner and operator of the radio or television stations owned by them as of the date hereof as the result of the acquisition by the undersigned of the Equity Securities being acquired by the undersigned on the date hereof or upon the acquisition of any additional Equity Securities or other rights in the Company or any of its Subsidiaries that would result in the undersigned becoming an Attributable Stockholder.

[Insert Section 1A negative covenants and Section 2B information rights, if any, as permitted by Section 8B and Section 8C, respectively, and insert Section 19A amendment and waiver rights, if any.]

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Any notice provided for in the Investor Rights Agreement should be delivered to the undersigned at the address set forth below:

Telephone:
Facsimile:

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement on the      day of             ,         .

STOCKHOLDER:

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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